UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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HCC Insurance Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
STOCK OWNERSHIP OF CERTAIN PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE
PROPOSAL NUMBER 2 — ADOPTION OF THE 2007 INCENTIVE COMPENSATION PLAN
PROPOSAL NUMBER 3 — RATIFICATION OF OUR AUDITOR FOR 2007
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NUMBER 4 — SHAREHOLDER PROPOSAL
OUR BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION TO THIS PROPOSAL
OTHER BUSINESS
INCORPORATION BY REFERENCE
SHAREHOLDER PROPOSALS
Appendix A

HCC INSURANCE HOLDINGS, INC.
13403 Northwest Freeway
Houston, Texas 77040-6094

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 10, 2007, at 9:00 a.m. Houston time

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HCC Insurance Holdings, Inc. will be held on Thursday, May 10, 2007, at 9:00 a.m. Houston time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston TX 77027 for the following purposes:

1. To elect ten directors for a one-year term, each to serve until the Annual Meeting of Shareholders in 2008 and until his successor is duly elected and qualified.

2. To vote on the 2007 Incentive Compensation Plan.

3. To ratify the appointment of PricewaterhouseCoopers, LLP as auditors for 2007.

4. To vote on any shareholder proposals properly brought before the meeting.

5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on April 2, 2007 as the record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting of Shareholders. A list of such shareholders will be open to examination by any shareholder at the annual meeting and for a period of ten days prior to the date of the annual meeting during ordinary business hours at 13403 Northwest Freeway, Houston, Texas. A copy of the Annual Report of HCC Insurance Holdings, Inc. for the year ended December 31, 2006 is enclosed.

By Order of the Board of Directors,

James L. Simmons,
Secretary

Houston, Texas
April 13, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE OR, IF YOU PREFER, SUBMIT YOUR PROXY BY TELEPHONE OR USING THE INTERNET, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

HCC INSURANCE HOLDINGS, INC.
13403 Northwest Freeway
Houston, Texas 77040-6094

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 10, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is first being mailed on or about April 13, 2007 to shareholders of HCC Insurance Holdings, Inc., which is sometimes referred to in this Proxy Statement as “HCC,” or as “we,” “us,” or “our,” in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, May 10, 2007, at 9:00 a.m. Houston time, at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston TX 77027, or any postponement or adjournment thereof. A shareholder giving a proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure.

This solicitation is made by HCC, and the cost of soliciting proxies will be borne by HCC. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by our officers and other management employees, who will receive no additional compensation for their services. We have retained Georgeson Shareholder Communications, Inc., 17 State Street, 10th Floor, New York, NY 10004, at an anticipated cost of $7,000 plus reimbursement of out-of-pocket expenses, to provide services in connection with our annual meeting, including the solicitation of proxies.

Only shareholders of record on our record date of April 2, 2007 will be entitled to vote at the annual meeting, and each share will have one vote. At the close of business on such record date, there were 112,077,629 shares of our common stock outstanding and entitled to vote at the annual meeting.

A majority of the outstanding shares of our common stock, represented in person or by proxy, will constitute a quorum at our annual meeting. The election of directors will be determined by a plurality of the votes cast if a quorum is present. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required for the approval of the 2007 Incentive Compensation Plan, the ratification of our independent registered public accounting firm and approval of any shareholder proposals properly brought before the meeting. Our Board of Directors does not anticipate calling for a vote on any matter other than those described herein.

In the absence of any direction in the proxy, it is intended that such shares will be voted FOR the election of directors, approval of the 2007 Incentive Compensation Plan and ratification of the appointment of PricewaterhouseCoopers LLP and AGAINST the shareholder proposal described in this proxy statement.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. However, each is tabulated separately and treated differently. For instance, a proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This may occur, for example, when the shareholder does not give instructions on a particular matter and a broker is not permitted to vote stock held in street name on such a matter in the absence of instructions from the beneficial owner of the stock. The shares subject to such a proxy that are not being voted with respect to a particular matter, which are referred to in this proxy statement as non-voted shares, will be treated as shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other matters and will count for purposes of determining the presence of a quorum. Conversely, shares voted to abstain as to a particular matter will not be considered non-voted shares. The election of directors requires a plurality of the shares. Thus, abstentions and non-voted shares will not affect the outcome of the election of directors.

STOCK OWNERSHIP OF CERTAIN PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (a) each person known by us to be the beneficial owner of more than 5% of our common stock, (b) each of our current and former executive officers named in the Summary Compensation Table whom we refer to as “Named Executive Officers”, (c) each of our directors and (d) all of our directors and Named Executive Officers as a group.

	Amount and Nature
	of Beneficial		Percent of Common
Name and Address of Beneficial Owner(1)	Ownership(2)		Stock Outstanding

Ariel Capital Management, LLC	12,187,599	(3)	10.87%
200 E. Randolph Drive, Suite 2900 Chicago, Illinois 60601
Wachovia Corporation	5,558,409	(4)	4.96%
One Wachovia Center Charlotte, North Carolina 28288-0137
Directors and Named Executive Officers:
Frank J. Bramanti	308,918	(5)	*
Patrick B. Collins	110,000	(6)	*
Barry J. Cook	27,050	(7)	*
James R. Crane	131,250	(8)	*
J. Robert Dickerson	145,750	(9)	*
Walter M. Duer	46,250	(10)	*
Edward H. Ellis, Jr.	238,167	(11)	*
James C. Flagg, Ph.D.	85,000	(12)	*
Allan W. Fulkerson	165,075	(13)	*
John N. Molbeck, Jr.	94,166	(14)	*
Michael A. F. Roberts	83,750	(15)	*
Michael J. Schell	115,000	(16)	*
Stephen L. Way(17)	—		*
All Directors and Named Executive Officers as a group (13 persons)	1,550,376	(18)	1.37%

*	Less than 1%.

(1)	Unless otherwise provided in the table, the address for beneficial owners is 13403 Northwest Freeway, Houston, TX 77040-6094.

(2)	Directors and executive officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(3)	The foregoing share information was obtained from a Schedule 13G/A filed on February 13, 2007 with the Securities and Exchange Commission.

(4)	The foregoing share information was obtained from a Schedule 13G/A filed on March 31, 2006 with the Securities and Exchange Commission.

(5)	Includes 87,500 shares that Mr. Bramanti has the right to acquire upon the exercise of options within 60 days from our record date. Includes 1,125 shares owned of record by Mr. Bramanti’s wife in trust for their children and 2,468 shares owned of record by their children. Mr. Bramanti disclaims beneficial ownership of these 3,593 shares.

(6)	Includes 87,500 shares that Mr. Collins has the right to acquire upon the exercise of options within 60 days from our record date.

(7)	Includes 20,000 shares that Mr. Cook has the right to acquire upon the exercise of options within 60 days from our record date.

(8)	Includes 31,250 shares that Mr. Crane has the right to acquire upon the exercise of options within 60 days from our record date.

(9)	Includes 87,500 shares that Mr. Dickerson has the right to acquire upon the exercise of options within 60 days from our record date.

(10)	Includes 44,250 shares that Mr. Duer has the right to acquire upon the exercise of options within 60 days from our record date. Includes 2,000 shares owned of record by a family limited partnership.

(11)	Includes 236,667 shares that Mr. Ellis has the right to acquire upon the exercise of options within 60 days from our record date. Includes 375 shares owned of record by Mr. Ellis’ wife. Mr. Ellis disclaims beneficial ownership of these shares.

(12)	Includes 85,000 shares that Dr. Flagg has the right to acquire upon the exercise of options within 60 days from our record date.

(13)	Includes 87,500 shares that Mr. Fulkerson has the right to acquire upon the exercise of options within 60 days from our record date. Includes 7,500 shares owned of record in Mr. Fulkerson’s IRA.

(14)	Includes 94,166 shares that Mr. Molbeck has the right to acquire upon the exercise of options within 60 days from our record date.

(15)	Includes 83,750 shares that Mr. Roberts has the right to acquire upon the exercise of options within 60 days from our record date.

(16)	Includes 115,000 shares that Mr. Schell has the right to acquire upon the exercise of options within 60 days from our record date.

(17)	Mr. Way was our Chief Executive Officer until November 17, 2006 and remained our Chairman of the Board until February 2007.

(18)	Includes 1,060,083 shares that all Directors and Named Executive Officers as a group have the right to acquire upon the exercise of options within 60 days from our record date.

PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS

Each director elected at our annual meeting will continue to serve until his successor is duly elected and qualified at the next annual meeting of shareholders in 2008 or until his earlier death, resignation or removal. Each of the nominees is currently a director of HCC. Our Board of Directors has determined that each of Messrs. Collins, Crane, Dickerson, Duer, Flagg, Fulkerson, and Roberts are “independent” directors, as that term is defined by the New York Stock Exchange and the SEC. Such directors are collectively referenced in this Proxy Statement as the “Independent Directors.” All of our outside, non-employee directors, referred to herein as “Non-management Directors,” are also Independent Directors.

Our management notes that each of the proposed nominees is standing for re-election to our Board of Directors and that each has served our shareholders’ interests well during his tenure as a director. Our management believes that HCC and its shareholders benefit from the wide variety of industry and professional experience that characterizes the Independent and Non-management Director members of our Board of Directors.

The following table presents information concerning persons nominated for election as directors of HCC, including current membership on committees of our Board of Directors, principal occupation or affiliations during the last five years, and certain directorships held. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the annual meeting, the persons named in the enclosed form of Proxy will vote in accordance with their best judgment for a substitute nominee.

Information Regarding Nominees for Director

			Served as
			Director
Name	Principal Occupation During the Past Five Years	Age	Since

Frank J. Bramanti	Mr. Bramanti is a director and, since November, 2006 has served as Chief Executive Officer of HCC. Mr. Bramanti has over 20 years experience in the insurance industry. Prior to his becoming CEO, Mr. Bramanti had been retired from his position as an Executive Vice President of HCC since 2001. From 1980 until his retirement, he served HCC in various capacities, including director, Secretary, Chief Financial Officer and interim President. Mr. Bramanti is a member of our Investment and Finance Committee and also serves as a director and officer of several of our subsidiaries.	50	1980
Patrick B. Collins	Mr. Collins is a Certified Public Accountant and a retired partner of the international accounting firm of PricewaterhouseCoopers LLP, a position he held from 1967 through 1991. He currently works as a business consultant. Mr. Collins has served as a director of HCC since 1993 and is a member of our Audit Committee.	78	1993
James R. Crane	Mr. Crane is Chairman of the Board of Directors and Chief Executive Officer of EGL, Inc. (Nasdaq symbol: EAGL), a company he founded in 1984, which provides transportation, supply chain management and information services in the United States and internationally. Mr. Crane has served as a director of HCC since 1999 and is a member of our Compensation Committee and our Nominating and Corporate Governance Committee.	53	1999
J. Robert Dickerson	Mr. Dickerson is an attorney and has served as a director of HCC since 1981. He is the Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Mr. Dickerson is the Chairman of the Board of Directors, a position he assumed in March 2007, as well as the Board’s designated ‘‘Lead Independent Director.”	65	1981

			Served as
			Director
Name	Principal Occupation During the Past Five Years	Age	Since

Walter M. Duer	Mr. Duer is a Certified Public Accountant and a retired partner in the international accounting firm KPMG LLP, where he was employed from 1968 through 2004. Mr. Duer has served as a director since 2004 and is a member of our Audit Committee.	60	2004
Edward H. Ellis, Jr.	Mr. Ellis is a director and is an Executive Vice President and the Chief Financial Officer of HCC. Mr. Ellis is a Certified Public Accountant with over 32 years of public accounting experience. Prior to joining us in 1997, Mr. Ellis served as a partner specializing in the insurance industry with the international accounting firm of PricewaterhouseCoopers LLP from 1988 to 1997. Mr. Ellis has served as a director of HCC since 2001. Mr. Ellis is a member of our Investment and Finance Committee and also serves as a director and officer of several of our subsidiaries.	64	2001
James C. Flagg, Ph.D.	Dr. Flagg is a Certified Public Accountant and is an Associate Professor in the Department of Accounting in the Mays Business School at Texas A&M University, where he has taught since 1988. Dr. Flagg holds a Master of Science in Economics and an M.B.A. and a Ph.D. in Accounting. Dr. Flagg has served as a director of HCC since 2001 and is Chairman of our Audit Committee. He serves as a director of EGL, Inc. (Nasdaq symbol: EAGL) and is a member of the Texas State Board of Public Accountancy.	55	2001
Allan W. Fulkerson	Mr. Fulkerson has served as the Managing Member of Red Hill Capital, LLC since January 2005. Mr. Fulkerson, from 1992 to 2004 was the President and a director of Century Capital Management, Inc., a registered investment advisor that specializes in the financial services industry, and from January 2004 to March 2007 served as a consultant to Century Capital. In addition, Mr. Fulkerson has served in various capacities with Century’s related companies, including, from 1976 to 2004, as Chairman and Trustee of Century Shares Trust, a mutual fund established in 1928, which invests primarily in financial institutions. Mr. Fulkerson has served as a director of HCC since 1997 and is Chairman of our Investment and Finance Committee. Mr. Fulkerson is a director of Montpelier Re Holdings Ltd. (NYSE symbol: MRH), Argonaut Group, Inc. (Nasdaq symbol: AGII) and Asset Allocation and Management, LLC (a registered investment advisor under the Investment Company Act of 1940).	73	1997
John N. Molbeck, Jr.	Mr. Molbeck is a director, and since March, 2006, has served as President and Chief Operating Officer of HCC, a position he previously held from 1997 to 2002. From 2003 through March 2005, Mr. Molbeck served as Chief Executive Officer of Jardine Lloyd Thompson LLC, a retail insurance brokerage firm, which is a subsidiary of Jardine Lloyd Thompson Group, plc (London Stock Exchange code: JLT). Prior to initially joining HCC in 1997, Mr. Molbeck had been the Managing Director of Aon Natural Resources Group, a subsidiary of Aon Corporation (NYSE symbol: AOC). Mr. Molbeck is a member of our Investment and Finance Committee. He also serves as a director and officer of several of our subsidiaries.	60	2005

			Served as
			Director
Name	Principal Occupation During the Past Five Years	Age	Since

Michael A. F. Roberts	Mr. Roberts is a retired Managing Director of Smith Barney and the former head of its Insurance Investment Banking Group, a position he held from 1987 through his retirement in 2002. Prior to his retirement, Mr. Roberts served in a number of capacities at Smith Barney after joining the firm in 1969. Mr. Roberts has served as a director of HCC since 2002 and is a member of our Compensation Committee, Chairman of our Nominating and Corporate Governance Committee and a member of our Investment and Finance Committee. Mr. Roberts is a director of Triad Guaranty, Inc. (Nasdaq symbol: TGIC).	66	2002

Our Board of Directors recommends that our shareholders vote “FOR” each of the proposed nominees. Your Proxy will be so voted unless you specify otherwise.

Information Regarding Executive Officers Who Are Not Nominees for Director

			Served the
			Company
Name	Principal Occupation During the Past Five Years	Age	Since

Barry J. Cook	Mr. Cook is an Executive Vice President of HCC and is the Chief Executive Officer of HCC Insurance Holdings (International) Limited. Mr. Cook oversees our international operations. From 1992 to 2005, Mr. Cook served as Chief Executive Officer of Rattner Mackenzie Limited, which we acquired in 1999. Mr. Cook also serves as a director and officer of several of our subsidiaries.	46	1999
Craig J. Kelbel	Mr. Kelbel is an Executive Vice President of HCC and is the President and Chief Executive Officer of HCC Life Insurance Company. Mr. Kelbel oversees our group life, accident and health specialty operations. Prior to joining us in 1999, Mr. Kelbel was the President of USBenefits Insurance Services, Inc. and a Vice President of its parent, The Centris Group, Inc., which was acquired by HCC in 1999. Mr. Kelbel has over 27 years of experience in the insurance industry. Mr. Kelbel also serves as a director and officer of several of our subsidiaries.	53	1999
Farid Nagji	Mr. Nagji is the Executive Vice President of Administration and Corporate Services of HCC. From June, 2005 to March, 2006, Mr. Nagji served as Senior Vice President — Office of the Chairman of HCC, and from 2003 until June, 2005, he served as a Senior Vice President and Chief Information Officer of HCC. Prior to his joining us in 2003, Mr. Nagji served from 1991 to 2002 in varying capacities for Lindsey Morden Group Inc., a holding company specializing in independent insurance claims services worldwide. Mr. Nagji also serves as a director and officer of several of our subsidiaries.	42	2003

			Served the
			Company
Name	Principal Occupation During the Past Five Years	Age	Since

Pamela J. Penny	Ms. Penny is the Senior Vice President — Finance of HCC. Prior to joining us in 2004, Ms. Penny served as Senior Vice President & Controller for Aegis Mortgage Corporation from 2003 to 2004 and served in varying capacities with American International Group, Inc. (formerly American General Corporation), including Senior Vice President & Controller of American General, from 1991 to 2003. Ms. Penny is a Certified Public Accountant and also serves as a director and officer of several of our subsidiaries.	52	2004
Michael J. Schell	Mr. Schell is an Executive Vice President of HCC and is the President and Chief Executive Officer of Houston Casualty Company. Mr. Schell oversees our domestic property and casualty operations. Prior to joining us in 2002, Mr. Schell was with the St. Paul Companies for 25 years, most recently as President and Chief Operating Officer of St. Paul Re. Mr. Schell also serves as a director and officer of several of our subsidiaries.	56	2002
Robert F. Thomas	Mr. Thomas is an Executive Vice President of HCC and oversees our surety and credit operations. Since 2001, Mr. Thomas has served as President and Chief Executive Officer of American Contractors Indemnity Company, which we acquired in 2004. Previously, from 1987 to 2001, Mr. Thomas served in various capacities, including Vice President, for Benfield Blanch, Inc., a worldwide reinsurance intermediary. Mr. Thomas also serves as a director and officer of several of our subsidiaries.	43	2004

Executive Sessions of the Board of Directors

Non-management Directors and Independent Directors meet regularly in executive session prior to each regularly scheduled meeting of our Board of Directors. J. Robert Dickerson, as the designated “Lead Independent Director,” serves as the presiding director at each such executive session.

Communications with Directors

Our Board of Directors has adopted corporate governance guidelines that provide that our shareholders and other interested parties may communicate with one or more of our directors by mail in care of: James L. Simmons, Secretary, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Board Attendance at the Annual Meeting

Our policy is to have our directors attend our annual meeting. Last year all of our then-serving directors attended the annual meeting.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and other employees. The Code is posted under the Corporate Governance portion of the Investor Relations section on our website at www.hcc.com and is available to any shareholder upon request. If there are any changes or waivers of the Code of Business Conduct and Ethics that apply to the Chief Executive Officer and Senior Financial Officers, we will disclose them on our website in the same location.

Director Independence

Our Board of Directors has established criteria for determining director “independence” as set forth in our Corporate Governance Guidelines. In particular, no director shall be deemed to be “independent” unless the Board, as a whole, shall have affirmatively determined that no material relationship exists between such director and HCC other than the director’s service as a member of our Board of Directors. In addition, the following criteria apply to determine independence:

•	no director who is an employee, or whose immediate family member is an executive officer of HCC, is deemed independent until three years after the end of such employment relationship;

•	no director who receives, or whose immediate family member receives, more than $100,000 in any twelve-month period in direct compensation from HCC, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is deemed independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period of such compensation;

•	no director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of HCC is deemed independent until three years after the end of the affiliation or the employment of such auditing relationship;

•	no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is deemed independent until three years after the end of such service or the employment relationship; and

•	no director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, HCC for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is deemed independent until three years after falling below such threshold.

In addition, members of our Audit Committee must meet the following additional independence requirements:

•	no director who is a member of the Audit Committee shall be deemed independent if such director is affiliated with HCC or any of its subsidiaries in any capacity, other than in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee; and

•	no director who is a member of the Audit Committee shall be deemed independent if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from HCC or any of its subsidiaries, other than fees received in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee, and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with HCC (provided such compensation is not contingent in any way on continued service).

In addition to the independence standards above, unless otherwise prohibited by NYSE rules, the Board has determined that any commercial or charitable relationship that is not required to be reported in a proxy statement will not be considered a material relationship that would impair a director’s independence.

In the course of the Board’s determination regarding the independence of each Non-management Director, it considered any transactions, relationships and arrangements between the director and our company as required by the independence requirements set forth above. In particular, the Board evaluated the following relationship between our company and a Non-management Director to determine independence. We have strategic investments in a limited liability company and a related entity for which Mr. Fulkerson served as a director and in management roles through 2004. The carrying value of these investments was $6.1 million at December 31, 2006. Income and realized gains (losses) from these investments totaled $0.3 million in 2006. The limited liability company’s sole investment was in an entity that serves as an investment manager for fixed income securities valued at $584.1 million at December 31, 2006. During 2006, we paid $0.4 million in investment management fees to this entity. Mr. Fulkerson serves as a director of the investment manager. His indirect ownership interest is less than one-quarter of one percent. In light of the ordinary course of business nature of these transactions, the size of the investments and the lack of any current role at the related entity and the nature of Mr. Fulkerson’s current role at the investment manager, the Corporate Governance and Nominating Committee and the Board of Directors determined that these relationships do not impair Mr. Fulkerson’s independence and that Mr. Fulkerson is “independent” within the meaning of the rules of the NYSE.

Our Board of Directors has affirmatively determined that each of Messrs. Collins, Crane, Dickerson, Duer, Flagg, Fulkerson and Roberts meets the general criteria for independence set forth above and that all members of the Audit Committee meet the further requirements for independence set forth above.

Meetings and Committees of the Board of Directors

During 2006, our Board of Directors met eight times in person, four times telephonically and acted by written consent on various other occasions. Each person nominated to be a director attended, or participated via teleconference, in 75% or more of the meetings of the Board of Directors and the meetings of any committee on which he served. Our Board of Directors has standing Audit, Compensation, Investment and Finance, and Nominating and Corporate Governance Committees, each of which has a written charter. Copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee Charters, as well as our Corporate Governance Guidelines, are available under the Corporate Governance portion of the Investor Relations section of our website at www.hcc.com. In addition, a printed copy of any of these documents will be provided to any shareholder who requests it.

Audit Committee

Our Audit Committee consists of three Independent Directors. The members of the Audit Committee during 2006 and currently are Patrick B. Collins, Walter M. Duer and James C. Flagg (Chairman). The Audit Committee held six in-person meetings and two teleconference meetings in 2006. The Audit Committee’s primary purpose is to assist our Board of Directors’ oversight of (a) the integrity of our consolidated financial statements and disclosures; (b) our compliance with legal and regulatory requirements; (c) our independent registered public accounting firm’s qualifications and independence; and (d) the performance of our independent registered public accounting firm and our internal audit function. The Audit Committee has the sole authority to appoint and terminate our independent registered public accounting firm. Our Board of Directors has determined that each of Messrs. Collins, Duer and Flagg is an “audit committee financial expert” as described in Item 407(d)(5)(ii) of the SEC’s Regulation S-K. In addition, our Board of Directors has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NYSE. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Compensation Committee

Our Compensation Committee consists of three Independent Directors. The members of the Compensation Committee at December 31, 2006 and currently are James R. Crane, J. Robert Dickerson (Chairman) and Michael A. F. Roberts. Mr. Dickerson replaced Walter J. Lack, who resigned from the Board of Directors, in November 2006. The Compensation Committee held five in-person and four telephonic meetings during 2006. The Compensation Committee has the responsibility for assuring that our senior executives are compensated in a manner consistent with the compensation philosophy and strategy of our Board of Directors and in compliance with the requirements of the regulatory bodies that oversee our operations. Generally, the Compensation Committee is charged with the authority to review and approve our compensation philosophy and our executive compensation programs, levels, plans and awards. The Compensation Committee also administers our incentive plans and our stock-based plans and reviews and approves general employee benefit plans on an as-needed basis. The Compensation Committee also has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, accountant or other advisor hired to assist the Compensation Committee in the discharge of its responsibilities. In 2007, the Compensation Committee engaged Hewitt Associates to perform market analyses of executive compensation practices from which it presented data to the Compensation Committee as to the form and amount of executive compensation for our Chief Executive Officer. The Chief Executive Officer made recommendations to the Compensation Committee with respect to the form and amount of executive compensation. See the “Compensation Discussion and Analysis” below for information on 2006 executive officer compensation. Our

Board of Directors has determined that each member of the Compensation Committee is independent, as independence for compensation committee members is defined in the listing standards of the NYSE.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of us or any of our subsidiaries. No member of the Compensation Committee had any relationship with us requiring disclosure in “Certain Relationships and Related Transactions,” below. No executive officer of ours served as a member of the Board of Directors or compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on our Compensation Committee or as our director.

Investment and Finance Committee

Our Investment and Finance Committee consists of five directors. The members of the Investment and Finance Committee at December 31, 2006 and currently are Frank J. Bramanti, Edward H. Ellis, Jr., Allan W. Fulkerson (Chairman), John N. Molbeck, Jr. and Michael A. F. Roberts. The Investment and Finance Committee held four in-person and four telephonic meetings in 2006. The Investment and Finance Committee is charged with establishing investment policies for us and our subsidiaries and directing the investment of our funds, and those of our subsidiaries, in accordance with those policies. In this regard, the Investment and Finance Committee oversees the investment management activities of our third-party investment managers. In addition, the Investment and Finance Committee oversaw the investment management activities performed by Stephen L. Way, prior to his resignation, with respect to certain equity and strategic investments.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three Independent Directors. The members of the Nominating and Corporate Governance Committee at December 31, 2006 and currently are James R. Crane, J. Robert Dickerson and Michael A. F. Roberts (Chairman). Mr. Lack, formerly a member of the committee, resigned from the Board of Directors in November 2006. The Nominating and Corporate Governance Committee met four times in 2006. The Nominating and Corporate Governance Committee is charged with identifying and making recommendations to our Board of Directors of individuals suitable to become members of the Board of Directors and overseeing the administration of our various policies related to corporate governance matters. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence for nominating committee members is defined in the listing standards of the NYSE.

Director Nominations

The Nominating and Corporate Governance Committee has established certain criteria it considers as guidelines in considering nominations for the Board of Directors. The criteria include

•	the candidate’s independence;

•	the candidate’s depth of business experience;

•	the candidate’s availability to serve;

•	the candidates integrity and personal and professional ethics;

•	the balance of the business experience on the Board as a whole; and

•	the need for specific expertise on the Board.

The criteria are not exhaustive and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the Nominating and Corporate Governance Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one member of the Board is a financial expert and a majority of the Board members meet all applicable independence requirements, the Nominating and Corporate Governance Committee does not have any specific skills that it believes are necessary for any individual director to possess. Instead, the Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

The Board of Directors believes that, based on the Nominating and Corporate Governance Committee’s knowledge of the Company’s Corporate Governance Principles and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded Board of Directors. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. When identifying new candidates to serve on our Board, the Nominating and Corporate Governance Committee undertakes a process that will entail the solicitation of recommendations from any of our incumbent directors, our management or our shareholders. Following a review of the qualifications, experience and backgrounds of these candidates, the Nominating and Corporate Governance Committee will make its recommendation to the Board of Directors. In addition, the committee has the authority under its charter to retain a search firm for this purpose; however, no such firm was used in 2006.

Shareholder Nominations

The Charter of the Nominating and Corporate Governance Committee provides that the committee will consider proposals for nominees for director from shareholders. Shareholder nominations for director should be made in writing to James L. Simmons, Secretary, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. The Nominating and Corporate Governance Committee will consider candidates nominated by shareholders based on the criteria described above. Although the Nominating and Corporate Governance Committee will consider candidates to the Board, the Board may determine not to nominate those candidates.

In order to nominate a director at an annual meeting of shareholders, we require that a shareholder follow the procedures set forth in this section. In order to recommend a nominee for a director position, a shareholder must be a shareholder of record at the time such shareholder gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Shareholder recommendations must be made pursuant to written notice delivered to our Secretary at the principal executive offices of HCC

•	in the case of a nomination for election at an annual meeting, not less than 60 days prior to the first anniversary of the date of our notice of annual meeting for the preceding year’s annual meeting; and

•	in the case of a special meeting at which directors are to be elected, not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by our Board of Directors to be elected at the special meeting.

In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, the shareholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The shareholder notice must set forth the following:

•	as to each person the shareholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; and

•	as to the nominating shareholder and the beneficial owner, if any, on whose behalf the nomination is made, such shareholder’s and beneficial owner’s name and address as they appear on our books, the class and number of shares of our common stock that are owned beneficially and of record by such shareholder and such beneficial owner, and an affirmative statement of whether either such shareholder or such beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of shareholders to elect such nominee or nominees.

In addition to complying with the foregoing procedures, any shareholder nominating a director must also comply with all applicable requirements of the Exchange Act, including the rules and regulations under such Act.

Special Committee

In August 2006, our Board of Directors formed a Special Committee of independent directors to undertake an investigation of our past stock option granting practices for the period 1995 through 2005. The Special Committee was composed of three independent directors. The members were Patrick B. Collins, Walter M. Duer and James C. Flagg (Chairman). The Special Committee held thirty-eight in person and telephonic meetings between August 24, 2006 and December 22, 2006 when it concluded its duties.

Certain Relationships and Related Transactions

We have strategic investments in a limited liability company and a related entity for which Mr. Fulkerson served as a director and in management roles through 2004. The carrying value of these investments was $6.1 million at December 31, 2006. Income and realized gains (losses) from these investments totaled $0.3 million in 2006. The limited liability company’s sole investment was in an entity that serves as the investment manager for fixed income securities valued at $584.1 million at December 31, 2006. During 2006, we paid $0.4 million in investment management fees to this entity. Mr. Fulkerson serves as a director of the investment manager. His indirect ownership interest is less than one-quarter of one percent.

Commencing June 1994, we entered into an arrangement with an entity owned by Stephen L. Way, under the terms of which we lease equipment for providing transportation services to our employees, directors and clients. However, we provide our own employees to operate the equipment and pay all related operating expenses. During 2006, we paid $1.2 million to this entity. In addition, effective November 17, 2006, we entered into revised agreements governing this arrangement, including a revised Aircraft Dry Lease governing our lease of the aircraft owned by Mr. Way’s company, a Pilot Service Agreement with the entity owned by Mr. Way under which pilots employed by us are contracted out to operate aircraft owned by Mr. Way’s company, and a Hangar Space Lease and Aviation Services Agreement with Mr. Way’s company under which his company leases space in our hangar and we agree to provide certain maintenance and other services on his company’s aircraft. Under the terms of the Dry Lease, we pay an hourly lease rate based on hours flown. Under the Pilot Service Agreement, we receive a fee based on hours flown. Under the Hangar Space Lease and Aviation Services Agreement, we receive rent payments and service fees.

L. Byron Way is the son of Stephen L. Way. He serves HCC in the capacity of Vice President, for which he received total compensation of $500,039 from all sources of compensation, including the amortized cost of outstanding options, in 2006. He provides services to us under the terms of an employment agreement effective January 1, 2006, which has a three-year term, with an evergreen provision that adds an additional year to the term as each year expires. He received a salary of $150,000 in 2006, which increased to $165,000 in 2007 and is to increase to $180,000 in 2008. He is also entitled to a discretionary bonus and a formula bonus, which is based on the number of acquisitions and strategic investments completed by us during a given year, related to his responsibilities within our mergers and acquisitions department. The agreement also provides for certain perquisites, including club dues, an automobile allowance, first class travel, estate planning, and group medical benefits for a certain period after the termination of his employment with us. In the event his employment is terminated as a result of his death or disability, his stock options will vest and remain exercisable for the lesser of a one-year period or the term of the option, and he or, in the event of his death, his estate will receive his contracted-for compensation through the remaining term of the employment agreement, including any bonuses accrued during the year of his disability or death. In the event his employment is terminated by HCC other than for “Cause” or by Byron Way unless for “Good

Reason,” in each such case as such terms are defined in the agreement, he will be entitled to receive all of the sums otherwise due to him under the agreement, benefits for a period of six months and his options will vest and remain exercisable for the lesser of thirty days or the remaining term of the option.

There are no family relationships among the executive officers and directors, and there are no arrangements or understandings between any Independent or Non-management Director or any other person pursuant to which that Independent or Non-management Director was selected as a director.

Board Ratification of Related Transactions

Not less than annually, our Board of Directors undertakes the review and approval of all related-party party transactions. This policy covers any transaction valued at greater than $120,000 between us or our subsidiaries and any of our executive officers, directors, nominees for director, holders of greater than five percent of our shares, and any of such parties’ immediate family members. Under our policy, covered transactions are to be reviewed by the disinterested members of our Board of Directors, who shall satisfy themselves that (i) all material facts with respect to the transaction have been disclosed to the Board of Directors for its consideration and (ii) that the transaction is fair to HCC. As a result of this review, approval of a transaction may be denied if the transaction is not fair to HCC or is otherwise a violation of our Code of Business Conduct and Ethics. Our current intention is that all future transactions will be approved by our Board prior to consummation.

Legal Proceedings

The following lawsuits related to the outcome of our stock option investigation have been recently filed:

Civil Action No. 07-456; Bacas, derivatively on behalf of HCC Insurance Holdings, Inc. v. Way et al.; In the United States District Court for the Southern District of Texas, Houston Division; and Civil Action No. 07-709, Halgren, derivatively on behalf of HCC Insurance Holdings, Inc. v. Way et al; In the United States District Court for the Southern District of Texas, Houston Division (we refer to these actions collectively as the “Bacas suits”). The Bacas action was filed on February 1, 2007, and the Halgren action was filed on February 28, 2007. We are named as a nominal defendant in these putative derivative actions. These actions purport to assert claims on behalf of us against several current and former officers and directors alleging improper manipulation of grant dates for option grants from 1995 through 2006. The complaints purport to allege causes of action for accounting, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, abuse of control, gross mismanagement, imposition of a constructive fraud, corporate waste, unjust enrichment and rescission, as well as a claim under Section 14(a) of the Securities Exchange Act. Plaintiffs seek on our behalf, damages, punitive damages, disgorgement, restitution, rescission, accounting, imposition of a constructive trust and changes in our corporate governance and internal controls. Plaintiffs also seek to recover their attorneys’ fees and costs from us for prosecuting the derivative claims. These actions are now consolidated into a single action. We have not yet responded to the complaints.

Civil Action No. 07-0801; Bristol County Retirement System, individually and on behalf of all others similarly situated v. HCC Insurance Holdings, Inc. et al.; In the United States District Court for the Southern District of Texas, Houston Division (we refer to this action as the “Bristol County action”). The Bristol County action was filed on March 8, 2007. We are named as a defendant in this putative class action along with certain current and former officers and directors. Plaintiff seeks to represent a class of persons who purchased or otherwise acquired our securities between May 3, 2005 and November 17, 2006, inclusive. The action purports to assert claims arising out of improper manipulation of option grant dates, alleging violation of Sections 20(a) and 10(b) of the Securities Exchange Act, as well as Rule 10b-5 promulgated thereunder. Plaintiff also purports to assert a claim for violation of Section 14(a) of the Securities Exchange Act and Rules 14a-1 and 14a-9 promulgated thereunder. Plaintiff seeks recovery of compensatory damages for the putative class and costs and expenses. We have not yet responded to the complaint.

Civil Action No. 07-1084; Intermountain Ironworkers Trust Fund, derivatively and on behalf of HCC Insurance Holdings, Inc. v. Way et al; In the United States District Court for the Southern District of Texas, Houston Division. The action was filed on March 30, 2007. We are named as a nominal defendant in this putative derivative action. The complaint asserts similar factual allegations and legal claims as asserted in the Bacas action and seeks similar relief and remedies as sought in that action. We have not been served with the complaint.

In each of these lawsuits, current and former officers and directors of ours have requested that they be indemnified for any losses and that their legal fees be advanced. Pursuant to our bylaws, our charter, applicable law and certain agreements entered into with some of the defendants, we are currently advancing legal fees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as defined under the Exchange Act, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership with the SEC. Such executive officers, directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Mr. Ellis’ transfer of 375 shares to his wife on October 25, 2006 was not timely filed on Form 4, as required under Section 16(a), but such grant has been subsequently reported on Form 4. Otherwise, based solely upon a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis in 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the philosophy underlying our compensation strategy and the fundamental elements of compensation paid to our Chief Executive Officer, Chief Financial Officer, and other individuals, whom we refer to as “Named Executive Officers” or “executive officers,” included in the Summary Compensation Table for the 2006 calendar year. Specifically, this Compensation Discussion and Analysis addresses the following:

•	Objectives of our compensation programs;

•	What our compensation programs are designed to reward;

•	Elements of compensation provided to the Named Executive Officers;

•	How we determine each element of compensation and why we pay each element;

•	How we determine executive officer compensation; and

•	Other important compensation policies affecting the Named Executive Officers.

Objectives of Our Compensation Programs

Our business plan is shaped by our underlying business philosophy, which is to maximize underwriting profit and net earnings while preserving and achieving long-term growth of shareholders’ equity. As a result, our primary objective is to increase net earnings rather than market share or gross written premium.

In our ongoing operations, we will continue to:

•	emphasize the underwriting of lines of business where there is an anticipation of underwriting profits based on various factors including premium rates, the availability and cost of reinsurance, policy terms and conditions, and market conditions;

•	limit our insurance companies’ aggregate net loss exposure from a catastrophic loss through the use of reinsurance for those lines of business exposed to such losses and diversification into lines of business not exposed to such losses; and

•	consider the potential acquisition of specialty insurance operations and other strategic investments.

The Compensation Committee strives to achieve the foregoing business strategy by designing our compensation programs to:

•	recruit and retain top executive officers who are experienced, highly qualified individuals in a position to make significant contributions to our success;

•	provide incentives to motivate executive officers to ensure exceptional performance and desired financial results for us and to reward such performance; and

•	align the executive officers’ interests with the long-term interests of our shareholders.

What Our Compensation Programs Are Designed to Reward

Our compensation programs are designed to reward executive officers who are capable of leading us in achieving our business strategy on both a short-term and long-term basis. In addition, we reward qualities that we believe help achieve our strategy such as teamwork, individual performance in light of general economic and industry specific conditions, individual performance that supports our core values, resourcefulness, the ability to manage our business, level of job responsibility and tenure with our company.

Elements of Compensation Provided to the Named Executive Officers

We have determined that our and our shareholders’ interests are best served by entering into multi-year employment agreements with the Named Executive Officers. Such agreements are the result of arms’ length negotiations between the Named Executive Officer and the Compensation Committee. We believe that such multi-year employment arrangements benefit us and our shareholders by permitting us to attract and retain executive officers with demonstrated leadership abilities and to secure the services of such executive officers over an extended period of time. In addition, multi-year employment agreements provide executive officers with security based on the knowledge of how they will be compensated over the term of the agreement. A summary of the principal terms of these employment agreements is included below under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The elements of compensation we used during 2006 to compensate the Named Executive Officers included:

•	Base Salary;

•	Annual Incentives;

•	Long-Term Equity Awards;

•	Nonqualified Deferred Compensation;

•	Perquisites; and

•	Employee Benefits; including

•	Health and Insurance Plans, and

•	Retirement Benefits.

How We Determine Each Element of Compensation and Why We Pay Each Element

Below is a discussion of each element of compensation listed above, including why we elect to pay each element of compensation and how each element of compensation was determined by the Compensation Committee.

Base Salary.  The purpose of base salary is to reflect the role and responsibility of the executive officer over time. Base salary, although not directly connected to performance, is essential to compete for talent and is an important component of total compensation for the Named Executive Officers. It is essential to our goal of recruiting and retaining executive officers with proven abilities. Base salary for each Named Executive Officer was established in the executive officer’s employment agreement upon the date of hire or the date of renewal of an existing employment agreement. Base salary was initially determined for each executive officer based on the abilities, qualifications, accomplishments, and prior work experience of the executive officer. Base salary in a renewal agreement was determined based on the same criteria, but also on how the executive officer performed under his or her previously existing agreement.

Upward adjustments of base salary are generally specified in the executive officers’ employment agreement. In addition, upward adjustments in base salary may be considered on a discretionary basis annually and take into account internal equity and consistency and the executive officer’s individual performance over the prior year, changes in the executive officer’s responsibilities, and the executive officer’s future potential, as well as data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources.

In 2006, Mr. Ellis agreed to amend his employment agreement, which was set to expire December 31, 2006, to extend the term through December 31, 2008, and Mr. Cook entered into a new employment agreement to replace his former agreement with us. Mr. Bramanti and Mr. Molbeck were both brought back as full time employees during 2006. Mr. Molbeck’s employment agreement was negotiated during 2006. Mr. Bramanti’s was negotiated during 2007. In 2006, Mr. Way’s employment agreement was terminated and he entered into a consulting agreement with us. There were no changes to Mr. Schell’s employment agreement during 2006. See “Employment Agreements and Potential Payments Upon Termination or Change in Control,” below, for further discussion of the terms of the employment contracts of our Named Executive Officers.

Base salary for 2006 and increases, if any, for 2007 were set in accordance with the terms of the respective employment agreements of our Named Executive Officers. Our Board did not award any discretionary salary increases. Mr. Bramanti’s base salary for that portion of 2006 from November 17, 2006 through December 31, 2006 was $250,000. For 2007, Mr. Bramanti’s annual salary is $1,950,000, consisting of $950,000 of current salary and $1,000,000 of deferred compensation. Mr. Molbeck’s base salary for that portion of 2006 from March 23, 2006 through December 31, 2006 consisted of $838,103, inclusive of $255,411 in deferred compensation. On an annualized basis, his 2006 salary was equal to his 2007 base salary of $1,100,000, inclusive of $350,000 of deferred compensation. Mr. Ellis’ base salary for 2006 was $425,000, increasing to $450,000 for 2007. Mr. Cook’s annual salary for 2006 was $770,709, consisting of $685,510 in base salary and $85,199 that Mr. Cook elected to receive as salary in lieu of a contribution to his defined contribution retirement plan. For 2007, Mr. Cook’s annual salary will be $848,074, consisting of $734,475 in base salary and $113,599 in lieu of the plan contribution. Mr. Schell’s base salary increased to $550,000 on his anniversary date with us in June 2006 and will remain at that level through the expiration of his current employment agreement in June 2007. We intend to negotiate an extension of Mr. Schell’s employment contract.

Annual Incentives.  Annual incentives are designed to focus the executive officers on our business objectives for a particular year and to reward executive officers upon achievement of those objectives. We believe annual incentives are an important element of the Named Executive Officers’ compensation because such incentives provide an incentive and motivation to our Named Executive Officers to lead us in achieving success. The Named Executive Officers help drive our performance so that business objectives will be achieved each year. Annual incentives for our Named Executive Officers are often defined in each executive officer’s employment agreement. Messrs. Molbeck and Schell have a pre-determined formula bonus defined in their respective employment agreements (as described under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control,” below), and each was also eligible for additional annual incentive compensation in 2006 at the discretion of the CEO and the Compensation Committee. Mr. Bramanti’s annual incentive compensation for 2006 was subject to the discretion of the Compensation Committee. Mr. Ellis’ and Mr. Cook’s annual incentive compensation for 2006 was subject to the discretion of the CEO and the Compensation Committee.

For 2006, we based the discretionary amount of incentive compensation on the following factors:

•	Return on beginning equity for 2006 of 20%;

•	Record results for 2006, including:

•	Net earnings increased 79% to $342.3 million, or $2.93 per diluted share;

•	Total revenue increased 26% to $2.1 billion;

•	Net written premium increased 21% to $1.8 billion;

•	Net earned premium increased 25% to $1.7 billion;

•	Total assets increased 9% to $7.6 billion;

•	Shareholders’ equity increased 21% to $2.0 billion; and

•	Book value per share increased 20% to $18.28;

•	Individual effort by the executive in assisting us to achieve our goals;

•	Extraordinary contributions to our efforts to review and correct our past option granting practices;

•	Past bonus compensation; and

•	Equitable considerations among similarly situated officers.

Taking these factors into account, the Compensation Committee approved payments of incentive compensation as follows: Mr. Ellis — $425,000; Mr. Molbeck — $400,000; Mr. Cook — $391,720; and Mr. Schell — $250,000. Mr. Bramanti received incentive compensation of $250,000, primarily in consideration of his coming out of retirement and assuming the Chief Executive Officer’s responsibility when Mr. Way resigned. For each of Messrs. Molbeck and Schell, $250,000 and $100,000, respectively, of their incentive compensation for 2006 was paid based on formulae contained in their respective employment contracts. In 2006, Mr. Stephen L. Way resigned as our Chief Executive Officer and did not receive any bonus for 2006.

In 2007, if shareholders approve our 2007 Incentive Compensation Plan, we anticipate paying some of our Named Executive Officers a cash bonus under this plan based upon a formula based on our consolidated pre-tax income as defined in the plan. The formula for the performance target will be set by the Compensation Committee at the beginning of the year. We believe that these cash awards will appropriately balance the cash and equity components of long-term compensation opportunities and are an excellent way to reward the attainment of our performance objectives. We expect these bonuses to reflect (and to be proportionate to) our annual financial results of the company.

Long-Term Equity Awards.  We have historically granted stock options, as we believe this element of compensation aligns the employees’ and the executive officers’ interests with the long-term interests of shareholders. We believe that stock options provide incentive for increased shareholder value and serve as a good retention vehicle for the Named Executive Officers.

In 2006, we granted options to Mr. Molbeck, Mr. Cook and Mr. Ellis in the respective amounts of 200,000, 100,000 and 50,000 shares in connection with their execution of new or amended employment agreements with us. Otherwise, we did not grant any stock options to our Named Executive Officers during 2006; however, Messrs, Bramanti and Molbeck were granted 12,500 options each in respect of their service as non-employee directors prior to their rejoining us as employees in 2006. In 2007, we granted options to Mr. Bramanti to acquire 550,000 shares of our common stock.

All of the Named Executive Officers had stock options outstanding during 2006 that vest based on the executive officers’ continued employment. Upon hire of a Named Executive Officer, our practice is to enter into an employment agreement with the executive officer. We have granted each executive officer an equity award in connection with his entering a new employment agreement or amending a prior employment agreement with us. Additional grants of equity awards, in particular stock options, may be made at one of our regularly scheduled Compensation Committee meetings during the year. The Compensation Committee intends to set the exercise price of future stock option grants at the closing price of our stock on the date of the Compensation Committee meeting at which such options are granted. We do not coordinate the grant of awards with the release of earnings for any purpose, including the purpose of affecting the value of executive compensation.

Non-qualified Deferred Compensation.  There is not currently a non-qualified deferred compensation plan that is available to the Named Executive Officers. However, under Mr. Molbeck’s employment agreement, he is entitled to a deferred compensation arrangement as explained in more detail under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control.” This arrangement provides that Mr. Molbeck will be retained as a consultant for a period of six years and nine months after his termination. He is entitled to this consulting arrangement in the event that he is terminated for any reason. He will also receive an additional consulting fee of $350,000, paid ratably over the consulting period, for each year that he remains employed by us under his current employment agreement. Many of the terms of this arrangement had been agreed under the terms of Mr. Molbeck’s previous employment arrangement. Furthermore, we believe this arrangement will provide a significant benefit to us because Mr. Molbeck possesses knowledge regarding the insurance industry and our company. Mr. Bramanti will be entitled to $1,000,000 in deferred compensation per year under the terms of his new employment agreement with us.

Perquisites.  We believe perquisites can be an important element of total compensation because they help us to recruit and retain qualified executive officers. Many of the Named Executive Officers were provided perquisites by their previous employers. Therefore, we offered perquisites in order to attract the Named Executive Officers. In general, the perquisites that an executive officer is eligible to receive is contained in such executive’s employment agreement. While in the past perquisites might have represented a material component of compensation for some of our Named Executive Officers, our current policy is that the costs of these benefits will constitute only a small percentage of each Named Executive Officer’s total compensation. Perquisites may include:

•	An automobile allowance;

•	Personal travel on the corporate aircraft;

•	Payment of club dues;

•	Payment of life and disability insurance premiums;

•	Payment for estate planning; and

•	Extended medical benefits.

In addition, in 2006, we provided company employees for personal use by our former Chief Executive Officer. These benefits are reflected in the All Other Compensation Column of the Summary Compensation Table, below.

Employee Benefits.  Our Named Executive Officers have the opportunity to participate in a number of benefit programs that are generally available to all of our U.S. employees. The Named Executive Officers are eligible to participate in company-sponsored benefit programs on the same terms and conditions as those generally provided to other salaried employees. These benefits include:

Health and Insurance Plans.  Basic health benefits, dental benefits, disability protection, life insurance, and similar programs are provided to make certain that access to healthcare and income protection is available to our employees and the employee’s family members. The cost of company-sponsored benefit programs are negotiated by us with the providers of such benefits and the Named Executive Officers contribute to the cost of the benefits.

In addition, under the terms of their respective employment agreements each of Messrs. Ellis, Bramanti and Molbeck are entitled to extended medical benefits under our medical plan after termination of their respective employment with us. In the case of Mr. Ellis, such benefits are to extend until he becomes eligible for Medicare. For each of Messrs Bramanti and Molbeck, such benefits are at no cost and extend until the later to occur of his death, the death of his spouse (if he is married on the date of his death) or the date all of his children have completed college. We agreed to provide such extended medical benefits to Mr. Molbeck and Mr. Bramanti during each of their previous employment with us.

Retirement Benefits.  The Named Executive Officers, except for Mr. Cook, are eligible to participate in our 401(k) Plan, which is a company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees at all levels save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at Internal Revenue Code annual limits.

Under Mr. Cook’s employment agreement, we are obligated to make a $113,599 annual contribution to the HCC Service Company Limited Retirement and Death Benefit Scheme unless Mr. Cook elects to receive this benefit in base salary. Mr. Cook receives this retirement benefit because he is located in the United Kingdom and is not eligible to participate in our 401(k) Plan.

How We Determine Executive Officer Compensation

Role of the Compensation Committee.  The Compensation Committee is composed of independent, outside members of the Board of Directors in accordance with NYSE rules, current SEC regulations, and Section 162(m) of the Internal Revenue Code and is responsible for establishing, reviewing, approving, and monitoring the compensation paid to the Named Executive Officers.

Under our current policy, the Compensation Committee negotiates the terms of each Named Executive Officer’s employment agreement and any necessary modifications that are needed over time.

The Chief Executive Officer recommends to the Compensation Committee annual pay increases, discretionary annual incentives, and long-term incentive grants for the other Named Executive Officers. The Compensation Committee then evaluates each executive officer, determines the CEO’s annual pay increase, sets performance criteria for discretionary annual incentive grants, and makes long-term incentive grants, if any. As part of its evaluation process, the Compensation Committee considers our performance, internal equity and consistency, the executive officer’s individual performance over the prior year, changes in responsibilities, and future potential as well as data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources.

In addition, the Compensation Committee views the various components of compensation as related but distinct. As a result, the Compensation Committee has not adopted any policy or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Benchmarking.  The Compensation Committee did not use benchmarking to set executive compensation in 2006.

Compensation Consultant.  The Compensation Committee has the sole authority, to the extent deemed necessary and appropriate, to retain and terminate any compensation consultants, outside counsel or other advisors, including having the sole authority to approve the firm’s or advisor’s fees and other retention. In 2007, the Compensation Committee engaged Hewitt Associates to perform market analyses of executive compensation practices from which it presented data to the Compensation Committee as to the form and amount of executive compensation for our Chief Executive Officer. Hewitt Associates is independent of us, reports directly to the Compensation Committee and has no other business relationship with us other than assisting the Compensation Committee with its executive compensation practices.

Other Important Compensation Policies Affecting the Named Executive Officers

Financial Restatement.  The Compensation Committee does not have a policy in place governing retroactive modifications to any cash or equity based incentive compensation paid to the Named Executive Officers where the payment of such compensation was predicated upon the achievement of specified financial results that were subsequently the subject of a restatement. However, if the Compensation Committee deems it appropriate, it will seek to recoup amounts, to the extent permitted by governing law, determined pursuant to a financial restatement to have been inappropriately paid to an executive officer.

Stock Ownership Requirements.  The Compensation Committee does not maintain a policy relating to stock ownership guidelines or requirements for its Named Executive Officers. The Compensation Committee is reviewing whether such a policy is appropriate for its Named Executive Officers.

Trading in Our Stock Derivatives.  Our Insider Trading Policy prohibits executive officers from purchasing or selling options on our common stock, engaging in short sales with respect to our common stock, or trading in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock.

Tax Deductibility of the Named Executive Officers’ Incentive and Equity Compensation. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to a corporation’s chief executive officer and the four other most highly compensated executive officers.

Section 162(m) further provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We do not currently structure our discretionary annual incentive compensation for executive officers to comply with Section 162(m); however, we intend to do so going forward, pending shareholder approval of the 2007 Incentive Compensation Plan. Although we intend to structure grants under future stock option plans and cash incentive plans in a manner that complies with this section, we may forego all or some portion of a deduction to conform to our compensation goals. Our current annual incentives do not satisfy Section 162(m)’s requirement that they be “payable solely on account of the attainment of one or more performance goals.” If our shareholders approve the 2007 Incentive Compensation Plan, incentives under such plan would meet such requirement.

In connection with the compensation of our executive officers, the Compensation Committee is aware of Section 162(m) as it relates to deductibility of qualifying compensation paid to executive officers. If the 2007 Incentive Compensation Plan is not approved by our shareholders, the Compensation Committee believes that compensation to be paid in 2007 may exceed the deductibility limitations on non-excluded compensation to certain of our Named Executive Officers. In addition, we are aware of the recently adopted Section 409A of the Internal Revenue Code and believe we should structure our compensation plans in ways to minimize the likelihood our employees, including Named Executive Officers, have to pay the excise taxes set forth under Section 409A. If any provision of an employment agreement we have entered into would cause the Named Executive Officer to incur any additional tax under Section 409A or any regulations or Treasury guidance, we will attempt to reform such provision in a manner that maintains, to the extent possible, the original intent of the provision without violating Section 409A.

In addition, the future exercise of certain options held by Named Executive Officers, which were issued at a grant date price that was less than the measurement date price, might result in compensation to our Named Executive Officers that exceeds the deductibility limitations under Section 162(m). In connection with our option review in 2006, we repriced these options so that the grant date price equals the measurement date price. However, notwithstanding such repricing, these options no longer qualify as “incentive compensation” under Section 162(m). Therefore, to the extent a Named Executive Officer were to exercise such options during a given year, any gain realized on such exercise would be included in the calculation of non-excluded compensation, and we would not be able to deduct any such compensation that exceeds the deductibility limits. Thus, future option exercise activity that is beyond our control or the Compensation Committee’s control could cause non-deductible compensation expense under Section 162(m). This risk will remain until all such repriced options are exercised, terminated or expire.

Change in Control Agreements.  Most of the executive officer’s employment agreements provide for severance in the event of change in control. This is discussed more under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

Mr. Molbeck is the only Named Executive Officer who currently will be entitled to a payment sufficient to reimburse him fully on an after-tax basis for any tax under Section 4999 of the Internal Revenue Code, as well as any costs associated with resolving the application of such tax to him.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to shareholders.

Submitted by the Compensation Committee:

J. Robert Dickerson, Chairman
James R. Crane
Michael A. F. Roberts

Summary of Cash and Certain Other Compensation

The following table provides certain information concerning compensation we paid to or accrued on behalf of our Principal Executive Officer, former Principal Executive Officer, Principal Financial Officer and the other three most highly compensated executive officers serving at December 31, 2006, who are sometimes referred to in this Proxy Statement collectively as the “Named Executive Officers.”

Summary Compensation Table

						Non-equity	Non-qualified
						Incentive	Deferred
					Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Awards(1) ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)

Frank J. Bramanti,(2)	2006	250,000		250,000	71,160	—	—	162,626	733,786
Chief Executive Officer
Stephen L. Way,(2)	2006	706,154		—	931,022	—	558,171	1,387,682	3,583,029
Former Chief Executive Officer
Edward H. Ellis, Jr.,	2006	425,000		425,000	588,848	—	—	13,740	1,452,588
Executive Vice President and
Chief Financial Officer
John N. Molbeck, Jr.,	2006	838,103	(3)	150,000	453,293	250,000	—	179,898	1,871,294
President and
Chief Operating Officer
Michael J. Schell,	2006	539,583		150,000	503,784	100,000	—	37,559	1,330,926
Executive Vice President,
President and Chief Executive
Officer of Houston Casualty
Company
Barry J. Cook,(4)	2006	770,709		391,720	592,604	—	—	97,486	1,852,519
Executive Vice President,
President and Chief Executive
Officer of HCC Insurance
Holdings (International) Limited

(1)	Stock options that were granted to our Named Executive Officers in 2006 and in prior years vest over periods of one to five years. This column includes the expense we recognized in our 2006 consolidated income statement under generally accepted accounting principles. The amount shown for Mr. Way is net of $548,473 of expense that we reversed in 2006 related to options that he forfeited before vesting. For a discussion of the assumptions used in calculating the fair value of our option awards, refer to Note 10, Stock-Based Compensation, in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(2)	Since November 17, 2006, Mr. Bramanti has been our Principal Executive Officer. Prior to that time, Mr. Way was the Principal Executive Officer. Mr. Way served as Chief Executive Officer and Chairman of the Board through November 17, 2006, when he resigned as Chief Executive Officer. In February 2007, Mr. Way resigned from our Board of Directors.

(3)	Salary for Mr. Molbeck includes $255,411 of deferred compensation under the terms of his post-employment consulting arrangement with us (see “Employment Agreements and Potential Payments Upon Termination or Change in Control,” below).

(4)	Throughout this proxy statement, compensation totals for Mr. Cook, other than Option Awards, have been converted to U.S. dollars from British pounds sterling at the rate of 1.9586, the Federal Reserve Bank of New York noon buying rate on December 29, 2006, the last trading day of the year.

All Other Compensation

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

		Life and	Personal Use		Use of	Director and
	Matching 401K	Disability	of Corporate	Auto	Company	Consulting
	Contributions	Premiums	Aircraft	Expense	Personnel	Fees	Other
Name of Executive	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)

Frank J. Bramanti	6,000	1,721	—	15,299	—	131,942	7,664
Stephen L. Way	10,200	94,435	327,764	47,673	882,609	1,000	24,001
Edward H. Ellis, Jr.	10,200	1,140	—	2,400	—	—	—
John N. Molbeck	10,200	4,175	29,579	27,000	—	105,000	3,944
Michael J. Schell	10,200	3,385	8,519	12,000	—	—	3,455
Barry J. Cook	58,758	—	—	35,255	—	—	3,473

(1)	This column reports company matching contributions to the Named Executive Officer’s 401(k) savings account of 6% of pay up to the limitations imposed under our 401(k) plan. For Mr. Cook, this column includes our annual contribution on his behalf in 2006 to the HCC Service Company Limited Retirement and Death Benefit Scheme, which is a defined contribution plan. Mr. Cook receives this benefit because he is located in the United Kingdom and is not eligible to participate in our 401(k) Plan.

(2)	This column reports taxable payments made to the Named Executive Officers to cover premiums for life and disability insurance policies owned by the executives.

(3)	This column includes the incremental cost for the Named Executive Officer’s personal use of company aircraft. The calculation includes the variable costs incurred as a result of personal flight activity: a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew. It excludes non-variable costs, such as hangar expense, exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft.

(4)	This column reports taxable payments made to the Named Executive Officers for certain automobile expenses. In the case of Mr. Bramanti, such expense represents the book value of an automobile transferred to him during the year. For Messrs Way, Ellis, Molbeck, Schell and Cook, the amount represents an automobile allowance.

(5)	This column reports our costs for the personal use of our employees by Mr. Way, provided for under his previous employment agreement with us. This calculation includes the actual cost for salaries, benefits and miscellaneous out-of-pocket costs we paid to or incurred on behalf of these employees.

(6)	This column reports non-employee directors’ fees and fees paid under consulting arrangements for 2006 either prior to or after the respective Named Executive Officer was an employee of ours. For Mr. Bramanti, the total includes $87,692 in respect of his consulting arrangement with us and $44,250 in director’s fees for amounts received prior to his becoming an employee in November 2006. For Mr. Way, the total includes $1,000 in director’s fees for amounts received after his resignation as an employee in November 2006. For Mr. Molbeck, the total includes $100,000 in consulting fees and $5,000 in director’s fees for amounts received prior to his becoming an employee in March 2006.

(7)	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the Named Executive Officer. These other benefits include: estate planning, personal accounting services and club dues.

Grants of Plan Based Awards

The following table provides details regarding plan based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2006.

								All Other			Grant Date
								Stock	Exercise or		Closing Market
								Awards:	Base		Price of
								Number of	Price of		Stock and
			Deemed	Estimated Future Payouts Under				Securities	Option		Option
			Grant	Non-Equity Incentive Plan Awards				Underlying	Awards		Awards
Name	Grant Date		Date(1)	Threshold ($)	Target ($)		Maximum ($)	Options (#)	($/Sh)		($/Sh)

Frank J. Bramanti	1/5/2006	(2)	1/9/2006	—	—		—	12,500	30.85	(3)	30.85
Stephen L. Way	—		—	—	—		—	—	—		—
Edward H. Ellis, Jr.	4/10/2006		4/10/2006	—	—		—	50,000	33.18		33.18
John N. Molbeck, Jr.	—		n/a	—	125,000	(4)	—	—	—		—
	—		n/a	—	125,000	(4)	—	—	—		—
	3/23/2006		3/24/2006	—	—		—	200,000	33.56	(3)	33.56
	1/5/2006	(5)	1/9/2006	—	—		—	12,500	30.85	(3)	30.85
Michael J. Schell	—		n/a	—	12,500	(6)	—	—	—		—
	—		n/a	—	12,500	(6)	—	—	—		—
	—		n/a	—	12,500	(6)	—	—	—		—
	—		n/a	—	12,500	(6)	—	—	—		—
	—		n/a	—	50,000	(6)	—	—	—		—
Barry J. Cook	1/4/2006		1/6/2006	—	—		—	100,000	30.05		30.88	(7)

(1)	This column represents the date on which our Compensation Committee was deemed to have taken action on the respective grant (the measurement date for accounting purposes) as determined during our internal review of our past option granting practices.

(2)	Grant in respect of Mr. Bramanti’s service on the Board as a non-employee director prior to his assuming an executive officer position with us. In March 2007, we granted options to Mr. Bramanti to acquire 550,000 shares of our common stock.

(3)	The exercise price for these options reflects repricing of the options to correspond to our closing stock price on the deemed grant date (the measurement date for accounting purposes), as determined during our internal review of our past option granting practices. See “Section 409A Compliance,” below.

(4)	In accordance with the terms of Mr. Molbeck’s employment agreement, Mr. Molbeck is to receive a cash bonus in the amount of $125,000 in the event our annual consolidated net earnings per share equal or exceed the budget for the calendar year and a cash bonus of $125,000 in the event our annual consolidated net earnings per share exceed the previous calendar year’s consolidated net earnings per share by 10% or more. See the “Compensation Discussion and Analysis — How We Determine Each Element of Compensation and Why We Pay Each Element” for more information regarding the awards and performance measures.

(5)	Grant in respect of Mr. Molbeck’s service on the Board as a non-employee director prior to his assuming an executive officer position with us.

(6)	In accordance with the terms of Mr. Schell’s employment agreement, Mr. Schell is to receive an incentive bonus payment of $12,500 for each of Houston Casualty Company, U.S. Specialty Insurance Company, HCC Life Insurance Company and Avemco Insurance Company that has pre-tax income exceeding its approved budget for the calendar year and to receive an additional incentive bonus payment of $50,000 in the event the four insurance company subsidiaries listed all have pre-tax income exceeding their respective approved budgets for the calendar year. See the “Compensation Discussion and Analysis — How We Determine Each Element of Compensation and Why We Pay Each Element” for more information regarding the awards and performance measures.

(7)	In conjunction with our stock option review, a new measurement date price was assigned to Mr. Cook’s option grant. Because, as a non-U.S. citizen, he is not subject to Section 409A tax rules, his options were not repriced, and, consequently, the exercise price of his options did not change. See “Section 409A Compliance,” below.

Section 409A Compliance

Section 409A of the Internal Revenue Code imposes certain restrictions and additional taxes on the recipients of discounted options in the United States. Prior to December 31, 2006, the final date allowable under Section 409A, our directors and certain officers, including our Named Executive Officers other than Mr. Way and Mr. Cook, agreed to reprice their unexercised discounted options to the closing price on the actual accounting measurement date as determined by our investigation of our past option granting practices; therefore, these options are no longer subject to Section 409A. The repricing did not affect the vesting schedules of the options, which continue to vest based on the original grant date. Where applicable in this proxy statement, exercise prices will reflect the exercise price as amended.

Outstanding Equity Awards at Fiscal Year End

The following table contains information with respect to outstanding option awards at fiscal year end on December 31, 2006. We have not granted any stock awards.

	Option Awards
	Number of Securities	Number of Securities
	Underlying	Underlying	Option
	Unexercised Options	Unexercised Options	Exercise Price	Option
Name	(#) Exercisable	(#) Unexercisable	($)(1)	Expiration Date

Frank J. Bramanti(2)	—	12,500	30.85	1/5/2011
	18,750	—	21.37	12/20/2009
	37,500	—	16.80	1/3/2009
	18,750	—	18.33	1/24/2008
Stephen L. Way	—	—	—	—
Edward H. Ellis, Jr.(3)	—	50,000	33.18	4/10/2011
	25,000	75,000	28.53	9/28/2011
	22,500	15,000	16.80	1/3/2009
	30,000	7,500	15.65	7/22/2008
	30,000	30,000	18.33	1/24/2008
	75,000	—	17.92	10/1/2007
John N. Molbeck, Jr.(4)	—	200,000	33.56	3/23/2011
	—	12,500	30.85	1/5/2011
	7,500	30,000	24.47	4/4/2013
Michael J. Schell(5)	25,000	75,000	28.53	9/28/2011
	90,000	60,000	13.97	6/3/2008
Barry J. Cook(6)	—	100,000	30.05	1/4/2012
	20,000	80,000	25.88	7/22/2011
	60,000	30,000	14.97	10/9/2008
	7,500	7,500	16.80	1/24/2008

(1)	Where applicable, the exercise price corresponds to our closing stock price on the deemed grant date (the measurement date for accounting purposes), as determined during our internal review of our past option granting practices.

(2)	The vesting dates and amounts for options granted to Mr. Bramanti that were unexercisable at December 31, 2006 are as follows: 12,500 options exercisable at $30.85 per share vested on January 5, 2007.

(3)	The vesting dates and amounts for options granted to Mr. Ellis that were unexercisable at December 31, 2006 are as follows: 7,500 options exercisable at $16.80 per share vested on January 3, 2007; 30,000 options exercisable at $18.33 per share vested on January 24, 2007; 16,667 options exercisable at $33.18 per share vested on April 10, 2007; 7,500 options exercisable at $15.65 per share will vest on July 22, 2007; 25,000 options exercisable at $28.53 per share will vest on September 28, 2007; 7,500 options exercisable at $16.80 per share will vest on January 3, 2008; 16,667 options exercisable at $33.18 per share will vest on April 10, 2008; 25,000 options exercisable at $28.53 per share will vest on September 28, 2008; 16,667 options exercisable at

$33.18 per share will vest on April 10, 2009; and 25,000 options exercisable at $28.53 per share will vest on September 28, 2009.

(4)	The vesting dates and amounts for options granted to Mr. Molbeck that were unexercisable at December 31, 2006 are as follows: 12,500 options exercisable at $30.85 per share vested on January 5, 2007; 66,666 options exercisable at $33.56 per share vested on March 23, 2007; 7,500 options exercisable at $24.47 per share vested on April 4, 2007; 66,666 options exercisable at $33.56 per share will vest on March 23, 2008; 7,500 options exercisable at $24.47 per share will vest on April 4, 2008; 66,668 options exercisable at $33.56 per share will vest on March 23, 2009; 7,500 options exercisable at $24.47 per share will vest on April 4, 2009; and 7,500 options exercisable at $24.47 per share will vest on April 4, 2010.

(5)	The vesting dates and amounts for options granted to Mr. Schell that were unexercisable at December 31, 2006 are as follows: 60,000 options exercisable at $13.97 per share vest on June 3, 2007; 25,000 options exercisable at $28.53 per share vest on September 28, 2007; 25,000 options exercisable at $28.53 per share vest on September 28, 2008; and 25,000 options exercisable at $28.53 per share vest on September 28, 2009.

(6)	On February 22, 2007, Mr. Cook exercised and sold 95,000 options at exercise prices of $16.80 per share (15,000 shares), $14.97 per share (60,000 shares) and $25.88 per share (20,000 shares).

The vesting dates and amounts for options granted to Mr. Cook that were unexercisable at December 31, 2006 are as follows: 20,000 options exercisable at $30.05 per share vested on January 4, 2007; 7,500 options exercisable at $16.80 per share vested on January 24, 2007 (and were exercised on February 22, 2007); 20,000 options exercisable at $25.88 per share will vest on July 22, 2007; 30,000 options exercisable at $14.97 per share will vest on October 9, 2007; 20,000 options exercisable at $30.05 per share will vest on January 4, 2008; 20,000 options exercisable at $25.88 per share will vest on July 22, 2008; 20,000 options exercisable at $30.05 per share will vest on January 4, 2009; 20,000 options exercisable at $25.88 per share will vest on July 22, 2009; 20,000 options exercisable at $30.05 per share will vest on January 4, 2010; 20,000 options exercisable at $25.88 per share will vest on July 22, 2010; and 20,000 options exercisable at $30.05 per share will vest on January 4, 2011.

Option Exercises and Stock Vested Table

The following table contains information with respect to the options exercised by the Named Executive Officers during the fiscal year ended December 31, 2006.

Option Awards
Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)

Frank J. Bramanti	—	—
Stephen L. Way	—	—
Edward H. Ellis, Jr.	—	—
John N. Molbeck, Jr.	—	—
Michael J. Schell	75,000	1,423,418	(1)
Barry J. Cook	—	—

(1)	The value realized is calculated by multiplying the spread between the market price on the date of exercise and the exercise price of the option by the number of shares acquired on exercise.

Non-qualified Deferred Compensation Plans

The following table contains information with respect to the non-qualified deferred compensation plans by the Named Executive Officers during the fiscal year ended December 31, 2006.

	Executive	Company	Aggregate		Aggregate		Aggregate
	Contributions in	Contributions in	Earnings		Withdrawals/		Balance at
	Last FY	Last FY	in Last FY		Distributions		Last FYE
Name	($)	($)	($)		($)		($)

Frank J. Bramanti	—	—	—		—		—
Stephen L. Way	—	—	1,887,360	(1)	8,159,312	(2)	14,106,981
Edward H. Ellis, Jr.	—	—	—		—		—
John N. Molbeck, Jr.	—	255,411	—		—		255,411
Michael J. Schell	—	—	—		—		—
Barry J. Cook	—	—	—		—		—

(1)	Of this amount, $558,171 is considered above-market earnings under SEC regulations and has been included in All Other Compensation in the Summary Compensation table. Earnings on deferred compensation are deemed above-market only if the rate exceeds 120% of the applicable federal long-term rate, with compounding.

(2)	This distribution was not subject to a Section 162(m) calculation because Mr. Way resigned before, and was not employed on, December 31, 2006.

Deferred Compensation Plans

We have two deferred compensation plans that were applicable to Stephen L. Way while he was an employee of our company, one implemented by HCC and one by Houston Casualty Company. As Mr. Way is no longer employed by HCC, he is no longer eligible to participate in the plans. The terms of the plans are substantially identical except as set forth below. Mr. Way was the only eligible participant under the plans while he was an employee of HCC. Under the plans, for each plan year, a contribution under each respective plan was recommended by the Compensation Committee for approval by the full Board of Directors. Upon approval, such contribution was credited to the balance under the plans. The balances accrued under the plans earn interest at the rate of 6%, for the Houston Casualty Company plan, or the prime rate plus 100 basis points, for the HCC plan. In the event of Mr. Way’s death, disability or retirement, the entire balance under each respective plan is to be paid in a lump sum payment, to Mr. Way’s beneficiary in the case of Mr. Way’s death, or to Mr. Way in the event of Mr. Way’s disability or retirement. In addition, under the Houston Casualty Plan, amounts accrued to the account are to be paid to Mr. Way on a ten year rolling basis upon the tenth anniversary of the original accrual date, and the amount that can be paid in any given year is limited to the amount we can then deduct under the Internal Revenue Code with amounts in excess of such amount to be carried forward to a future year. In addition, amounts under the plans may be paid out earlier than as set forth above in the event Mr. Way would realize taxable income on amounts in the plan prior to such amounts being paid to Mr. Way. Each plan was administered by our Compensation Committee, which could delegate the authority for such administration.

Mr. Molbeck receives deferred compensation under the terms of the post-employment consulting arrangement contained in his employment agreement with us. Mr. Bramanti receives deferred compensation under the terms of his employment agreement. See “Employment Agreements and Potential Payments Upon Termination or Change in Control,” below, for a further discussion of this agreement.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with our Chief Executive Officer, Principal Financial Officer and the other Named Executive Officers listed below, which set forth the general terms and conditions of each such executive officer’s employment. Each of the executives has the right to voluntarily terminate his employment at any time.

We do not maintain a separate severance plan for our Named Executive Officers. Severance benefits for our Named Executive Officers are limited to those as set forth in the respective Named Executive Officer’s employment agreement.

The following summarizes the terms of each of these agreements:

Frank J. Bramanti

According to the terms of the Employment Agreement entered into on April 12, 2007, which is effective as of January 1, 2007, Mr. Bramanti serves as our Chief Executive Officer. Mr. Bramanti’s employment agreement expires December 31, 2010. Mr. Bramanti will receive an annual salary of $1,950,000 (consisting of a base salary of $950,000 and deferred compensation of $1,000,000). In addition, Mr. Bramanti will be eligible to receive bonus compensation under the 2007 Incentive Compensation Plan, if such plan is approved by our shareholders, or at the discretion of our Compensation Committee otherwise. He is also entitled to extended medical coverage and supplementary term life insurance in the aggregate face amount of $5,000,000. In the event Mr. Bramanti’s employment is terminated by us without “Cause,” or by Mr. Bramanti for “Good Reason” or if a “Change of Control” occurs (in each such case as such terms are defined in the employment agreement), Mr. Bramanti is entitled to payment of base salary and deferred compensation for the remainder of the term in a lump sum, as well as benefits for the remainder of the term and all accrued compensation and benefits through the termination date. If Mr. Bramanti’s employment terminates in the event of death, his estate is entitled to all accrued compensation and benefits through the date of death along with a payment equal to the lesser of eighteen months base salary and deferred compensation or payment of base salary and deferred compensation through the remainder of the term. If his employment terminates in the event of his disability, he is to receive a payment in an amount equal to the lesser of eighteen months base salary or payment of base salary through the remainder of the term. If his employment is terminated by us for “Cause” or by Mr. Bramanti without “Good Reason,” he is entitled to all accrued compensation and benefits through the date of termination. Mr. Bramanti’s employment agreement also contains a provision under which he is to provide consulting services for six months after the termination of the agreement on December 31, 2010 for the sum of $300,000. If the agreement is terminated, Mr. Bramanti has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Edward H. Ellis, Jr.

According to the terms of the Employment Agreement effective as of January 1, 2002, as amended April 15, 2006, Mr. Ellis acts as Executive Vice President and Chief Financial Officer of HCC. Mr. Ellis’ employment agreement expires on December 31, 2008. Mr. Ellis received a salary of $425,000 in 2006, increasing by $25,000 for each year thereafter during the term of the agreement. In the event Mr. Ellis’ employment is terminated as a result of his death or disability, any outstanding stock options will immediately vest and remain exercisable for the lesser of one year or the term of the option. In the event of his death, his estate will receive his contracted for compensation through the date of his death and for the lesser of one year or the remaining term of the employment agreement. If he is disabled, he will receive his salary for a three month period; thereafter, he will receive an amount equal to the after-tax amount of his compensation prior to the disability, throughout the remaining term. In the event his employment is terminated other than by HCC for “Cause” or by Mr. Ellis unless for “Good Reason” after a “Change of Control,” in each such case as such terms are defined in the agreement, Mr. Ellis will be entitled to receive all of the sums otherwise due to him under the agreement at the date of termination. In the event Mr. Ellis’ employment is terminated by him for “Good Reason” after a “Change of Control,” Mr. Ellis will be entitled to receive his base salary for the remainder of the term in a lump sum payment discounted to present value, his options will vest immediately and be exercisable for 30 days after termination, he will be entitled to receive his benefits for the lesser of six months from termination or until new employment is secured, and, until such time as Mr. Ellis is eligible for Medicare, he will be entitled to receive health benefits under our health plan at the same rates charged to our employees. Mr. Ellis may terminate for Good Reason on a Change of Control if within six months of a change in control of HCC, there is a material change in the nature or status of Mr. Ellis’ duties or responsibilities, or the assignment of duties or responsibilities inconsistent with Mr. Ellis status. If the agreement is terminated, Mr. Ellis has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

John N. Molbeck, Jr.

According to the terms of the Employment Agreement effective as of March 23, 2006, Mr. Molbeck acts as President and Chief Operating Officer of HCC. Mr. Molbeck’s employment agreement expires on May 31, 2009. Mr. Molbeck receives an annual base salary of $750,000 and bonus compensation in an additional amount of up to $250,000 if the Company meets certain performance targets. Mr. Molbeck is also entitled to certain other perquisites, including a car allowance, extended medical coverage, reimbursement for estate planning expenses and supplementary term life insurance. The agreement provides that upon termination for any reason, Mr. Molbeck will serve HCC as a consultant for a period of six years and nine months and receive an annual consulting fee of $200,000 plus an additional amount equal to $350,000 for each year of the agreement completed prior to termination, paid ratably over the consulting period. Mr. Molbeck’s right to receive the annual consulting fees vested at the inception of his employment agreement, and such fees remain payable in the event of Mr. Molbeck’s death or disability. We agreed to this consulting arrangement during Mr. Molbeck’s previous employment with us. In the event Mr. Molbeck’s employment is terminated by us other than for “Cause,” by Mr. Molbeck for “Good Reason” or by either party following a “Change of Control,” Mr. Molbeck would be entitled to receive the greater of the remainder of the base salary otherwise due for the full term of the agreement or a twelve month period, annual bonus if such termination occurs after October 1, immediate vesting of outstanding stock options previously granted, and continuation of medical benefits at the cost of HCC. If Mr. Molbeck is disabled, Mr. Molbeck will receive continuation of base salary for 12 months and then will receive base salary continuation through the employment agreement term at the reduced rate of 50% of his base salary. We will also reimburse Mr. Molbeck if there are any payments made to him which are subject to any excise taxes. For the purposes of Mr. Molbeck’s employment agreement, “Change in Control” includes a turnover of a majority of the members of our Board of Directors. If the agreement is terminated, Mr. Molbeck has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Michael J. Schell

According to the terms of the Employment Agreement effective as of June 3, 2002, Mr. Schell acts as Executive Vice President of HCC and President and Chief Executive Officer of Houston Casualty Company. Mr. Schell oversees our domestic property and casualty operations. Mr. Schell’s employment agreement expires on June 3, 2007. Mr. Schell received a salary of $539,583 in 2006, increasing $25,000 each year thereafter during the term of the agreement on the anniversary date of the agreement. He also receives an agreed annual bonus of $12,500 for each subsidiary designated in the agreement that exceeds its approved budget and an additional $50,000 if all designated subsidiaries exceed their approved budgets. Mr. Schell is also entitled to certain perquisites, including a car allowance, certain club memberships, and life insurance. Mr. Schell’s rights upon termination, death or disability are similar to those provided to Mr. Ellis provided that upon his death his legal representatives will receive his base salary for the remaining term of the agreement, less the face value of any insurance proceeds from company-provided insurance. If the agreement is terminated, Mr. Schell has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Barry J. Cook

According to the terms of his Service Agreement effective as of December 1, 2005, Mr. Cook acts as an Executive Vice President of HCC and Chief Executive Officer of HCC Insurance Holdings (International) Limited and oversees our international operations. Mr. Cook’s employment agreement expires on December 31, 2008. Either party may terminate the agreement without cause on six month’s notice; provided, however, that in the event we terminate the agreement without cause, we must pay Mr. Cook salary and benefits through the end of the term. Mr. Cook received a salary of $685,510 in 2006 and will receive $734,475 in 2007 and $783,440 in 2008. In addition, Mr. Cook is eligible for a discretionary bonus. Additional compensation under the agreement includes an annual contribution in the amount of $113,599 into a defined contribution retirement plan (which at Mr. Cook’s election may be received as salary instead), car allowance in the amount of $35,255, supplemental medical, and company-provided life insurance. If the agreement is terminated, Mr. Cook has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees. All compensation totals for Mr. Cook have been converted to U.S. dollars from British pounds sterling at the rate of 1.9586, the Federal Reserve

Bank of New York noon buying rate on December 29, 2006, the last trading day of the year. For forward-looking amounts, such exchange rate is subject to fluctuation.

Stephen L. Way

Stephen L. Way resigned as our Chief Executive Officer on November 17, 2006 and as Chairman of the Board in February 2007. At the time of Mr. Way’s resignation as our Chief Executive Officer, we entered into a Consulting Agreement with Mr. Way dated effective as of November 17, 2006. During the term of the consulting agreement, Mr. Way is to receive a $30,000 monthly consulting fee, plus expenses incurred in rendering the consulting services. In addition, we have agreed to provide medical benefits to Mr. Way under our group medical program for a period of 20 years. Unless sooner terminated on the occurrence of certain events specified in the consulting agreement, the agreement has a term of one year, which will automatically renew each year unless terminated by either us or Mr. Way by giving at least 60 days’ notice prior to the expiration of the term or any renewal term. If the agreement is terminated, Mr. Way has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees. In conjunction with his resignation, Mr. Way executed an agreement to reimburse us for the difference between the actual gain realized from all past option exercises and the gain if mis-priced options had been granted at the closing price of our stock on the actual accounting measurement date as determined by our internal investigation.

Potential Payments on Termination Following a Change in Control

The following sets forth the incremental compensation that would be payable by us to each of our Named Executive Officers in the event of the Named Executive Officer’s termination of employment with us under various scenarios, which we refer to as “termination events,” including the Named Executive Officer’s voluntary resignation, involuntary termination for “Cause,” involuntary termination without “Cause,” termination by the executive for “Good Reason,” termination in connection with a “Change in Control,” termination in the event of “Disability,” termination in the event of death, and termination in the event of retirement, where each of these defined terms has the meaning ascribed to it in the respective executive’s employment agreement. In accordance with applicable SEC rules, the following discussion assumes:

•	that the termination event in question occurred on December 29, 2006, the last business day of 2006; and

•	with respect to calculations based on our stock price, we used $32.09, which was the reported closing price of our common stock on December 29, 2006.

The analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our executive officers and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price at such time and the executive officer’s age and service.

Each Named Executive Officer is party to an employment agreement with us and to equity award agreements relating to options granted under our 2001 Flexible Incentive Plan and our 2004 Flexible Incentive Plan. These agreements and plans may provide that a Named Executive Officer is entitled to additional consideration in the event of a termination event. All of the Named Executive Officers’ employment agreements provide for a cash payment in the event of termination without Cause or for Good Reason.

Following is a discussion and related disclosure on potential payments on a change in control for each of our Named Executive Officers. Because his employment with us terminated in November 2006, Stephen L. Way is not included in this discussion. We did not pay Mr. Way any incremental compensation in connection with the termination of his employment although we did enter into the consulting arrangement described above in “Employment Agreements and Potential Payments Upon Termination or Change in Control — Stephen L. Way.”

Each table below indicates the amount of compensation payable by us to the applicable Named Executive Officer including: cash severance, consulting fee payments, bonus payment, continuation of health coverage, stock option awards, and excise tax gross-up for amounts due under Section 280G and 4999 of the Internal Revenue Code (“Gross-Up”), upon different termination events.

Frank J. Bramanti.  At December 29, 2006, Mr. Bramanti’s employment agreement was not yet finalized; therefore, he was not entitled to any compensation payable or benefits upon a termination event except as provided in his equity award agreements and under the provisions of a prior expired employment agreement with us that provides for extended medical benefits.

			Involuntary	Termination in
			Termination	Connection with
			without	Change in
		Involuntary	Cause or	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Consulting Fee Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Bonus Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Continued Health Coverage(1)	766,164	766,164	766,164	766,164	766,164	766,164	766,164
Stock Option Awards(2)	—	—	—	—	15,500	15,500	—
280G Excise Gross-Up	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Total	766,164	766,164	766,164	766,164	781,664	781,664	766,164

(1)	Mr. Bramanti is entitled to receive medical coverage for life (or through his spouse’s life if longer) in the event of termination for any reason. The following assumptions have been used to calculate the value in the above table relating to his benefit: continuation of coverage for 35 years, 5% annual medical coverage rate of inflation, discount of 70% upon Mr. Bramanti’s eligibility for Medicare (age 65), initial average annual cost of coverage of $14,574 per year, and adjustment of 30% to the initial average annual cost of coverage to take into account Mr. Bramanti’s age.

(2)	All option grants vest if Mr. Bramanti’s employment is terminated in the event of disability or death. Amounts in the table above represent the intrinsic value of unvested options as of December 29, 2006 that have accelerated vesting upon the termination event.

On April 12, 2007, we entered into a new employment agreement with Mr. Bramanti effective as of January 1, 2007. The table below assumes that Mr. Bramanti’s new employment agreement was effective on December 29, 2006 and illustrates the benefits that would have been payable under the agreement assuming such effectiveness.

			Involuntary	Termination in
			Termination	Connection with
			without	Change in
		Involuntary	Cause or	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	7,800,000	7,800,000	2,925,000	2,925,000	—
Consulting Fee Payment(2)	—	—	—	—	—	—	—
Bonus Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Continued Health Coverage(3)	766,164	766,164	766,164	766,164	766,164	766,164	766,164
Stock Option Awards(4)	—	—	—	—	15,500	15,500	—
280G Excise Gross-Up(5)	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Total	766,164	766,164	8,566,164	8,566,164	3,706,664	3,706,664	766,164

(1)	Mr. Bramanti may elect to receive a lump sum equal to base salary and deferred compensation for the remainder of the employment agreement term in the event of involuntary termination without Cause, termination for Good Reason, or termination without Cause or for Good Reason in connection with a Change in Control. If his employment is terminated in the event of disability or death, Mr. Bramanti will receive the lesser of base salary and deferred compensation for 18 months or base salary and deferred compensation for the remainder of the employment agreement term.

(2)	Mr. Bramanti will be retained as a consultant if he is still employed by us on December 31, 2010 and if he ceases to be an employee at that date other than as a result of termination for Cause.

(3)	Mr. Bramanti is entitled to receive medical coverage for life (or through his spouse’s life if longer) in the event of termination for any reason. The following assumptions have been used to calculate the value in the above table relating to his benefit: continuation of coverage for 35 years, 5% annual medical coverage rate of inflation, discount of 70% upon Mr. Bramanti’s eligibility for Medicare (age 65), initial average annual cost of coverage of $14,574 per year, and adjustment of 30% to the initial average annual cost of coverage to take into account Mr. Bramanti’s age.

(4)	All option grants vest if Mr. Bramanti’s employment is terminated in the event of disability or death. Amounts in the table above represent the intrinsic value of unvested options as of December 29, 2006 that have accelerated vesting upon the termination event.

(5)	Mr. Bramanti is not eligible to receive a Gross-Up in the event he is subject to 280G excise tax.

Edward H. Ellis, Jr. In addition to the amounts listed below, Mr. Ellis is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary	Termination in
			Termination	Connection with
			without	Change in
		Involuntary	Cause or	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	925,000	925,000	588,139	450,000	—
Consulting Fee Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Bonus Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Continued Health Coverage(2)	—	—	10,966	10,966	20,739	—	—
Stock Option Awards(3)	—	—	1,032,450	1,032,450	1,032,450	1,032,450	—
280G Excise Gross-Up(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Total	—	—	1,968,416	1,968,416	1,641,328	1,482,450	—

(1)	Mr. Ellis will receive a discounted lump sum equal to base salary for the remainder of the employment agreement term in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change in Control. In the event of termination in the event of death, his estate will receive his salary through the date of his death and for the lesser of one year or the remaining term of the employment agreement. If his employment is terminated in the event of Disability, Mr. Ellis will receive his salary for a three-month period; thereafter, he will receive an amount equal to the after-tax amount of his compensation prior to the disability, throughout the remaining term. For the purpose of calculating payments to Mr. Ellis on disability, we have assumed that for the 2008 tax year the federal withholding rate will increase by 2% over 2007 and the social security wage cap will increase $1,500 over 2007. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(2)	Mr. Ellis is entitled to receive continued health coverage through the date he is eligible for Medicare in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change in Control. Mr. Ellis receives health coverage through the end of his employment agreement term upon termination of his employment in the event of Disability.

(3)	All options granted vest in the event of involuntary termination without Cause, termination for Good Reason, termination in connection with a Change in Control, termination in the event of Disability, or termination in the event of death. Amounts in the table above represent the intrinsic value of unvested options as of December 29, 2006 that have accelerated vesting upon the termination event.

(4)	Mr. Ellis is not eligible to receive a Gross-Up in the event he is subject to 280G excise tax.

John N. Molbeck, Jr. In addition to the amounts listed below, Mr. Molbeck is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary	Termination in
			Termination	Connection with
			without	Change in
		Involuntary	Cause or	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)(1)	($)	($)	($)

Cash Severance Payment(2)	—	—	1,810,274	1,810,274	1,280,137	—	—
Consulting Fee Payment(3)	—	—	—	—	1,350,000	1,350,000	—
Bonus Payment(4)	—	—	400,000	400,000	400,000	400,000	—
Continued Health Coverage(5)	519,706	519,706	519,706	519,706	519,706	519,706	519,706
Stock Option Awards(6)	—	—	244,100	244,100	244,100	244,100	—
280G Excise Gross-Up(7)	n/a	n/a	n/a	—	n/a	n/a	n/a

Total	519,706	519,706	2,974,080	2,974,080	3,793,943	2,513,806	519,706

(1)	If Mr. Molbeck is terminated within 180 days following a Change in Control, Good Reason is not needed to be eligible to receive the above benefits; however, he must not have been terminated for Cause.

(2)	Mr. Molbeck may elect to receive a discounted lump sum equal to his base salary for the remainder of the employment agreement term or payment of base salary at regular intervals for the remainder of the employment agreement term in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change in Control. If his employment is terminated in the event of Disability, Mr. Molbeck will receive continuation of base salary for 12 months and then base salary continuation through the employment agreement term reduced to 50% of base salary. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(3)	Mr. Molbeck is entitled to the payment of consulting fees over the consulting period if his employment is terminated in the event of Disability or death. The value included in the table is equal to the total amount of consulting fee payments over the consulting period, with no discount applied. Additionally, he is entitled to receive the payment of consulting fees in the event of termination for any reason; however, he must perform consulting services to receive the consulting fees in the event of termination (other than for termination in the event of Disability or death).

(4)	If after October 1 of any year Mr. Molbeck is involuntarily terminated without Cause, terminated for Good Reason, terminated in connection with a Change in Control, terminated in the event of Disability, or terminated in the event of death, he is eligible to receive bonus compensation for the year of termination. Mr. Molbeck’s 2006 bonus was $400,000.

(5)	Mr. Molbeck is entitled to receive medical coverage for life (or through his spouse’s life if longer) in the event of termination for any reason. The following assumptions have been used to calculate the value in the above table relating to this benefit: continuation of coverage for 27 years, 5% annual medical coverage rate of inflation, discount of 70% upon Mr. Molbeck’s eligibility for Medicare (age 65), initial average annual cost of coverage of $14,574 per year, and adjustment of 60% to the initial average annual cost of coverage to take into account Mr. Molbeck’s age.

(6)	All options granted vest in the event of involuntary termination without Cause, termination for Good Reason, termination in connection with a Change in Control, termination in the event of Disability, or termination in the event of death. Amounts in the table above represent the intrinsic value of unvested options as of December 29, 2006 that have accelerated vesting upon the termination event.

(7)	Mr. Molbeck is eligible to receive a Gross-Up in the event he is subject to 280G excise tax.

Michael J. Schell In addition to the amounts listed below, Mr. Schell is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary	Termination in
			Termination	Connection with
			without	Change in
		Involuntary	Cause or	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	230,548	230,548	230,548	230,548	—
Consulting Fee Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Bonus Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Continued Health Coverage(2)	—	—	5,185	5,185	4,347	—	—
Stock Option Awards(3)	—	—	1,354,200	1,354,200	1,354,200	1,354,200	—
280G Excise Gross-Up(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Total	—	—	1,589,933	1,589,933	1,589,095	1,584,748	—

(1)	Mr. Schell will receive a discounted lump sum equal to base salary for the remainder of the employment agreement term in the event of involuntary termination without Cause, termination for Good Reason, termination in connection with a Change in Control, or termination in the event of Disability. On termination in the event of death, his legal representatives will receive his base salary for the remaining term of the agreement, less the face value of any insurance proceeds from company-provided insurance. The value included in the table above relating to cash severance payments is the total amount, with no discount applied.

(2)	Mr. Schell receives health coverage for six months or until the date he is eligible for coverage under new employment in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change in Control. Mr. Schell receives health coverage through the end of his employment agreement term if his employment is terminated in the event of Disability.

(3)	All options granted vest in the event of involuntary termination without Cause, termination for Good Reason, termination in connection with a Change in Control, termination in the event of Disability, or termination in the event of death. Amounts in the table above represent the intrinsic value of unvested options as of December 29, 2006 that have accelerated vesting upon the termination event.

(4)	Mr. Schell is not eligible to receive a Gross-Up in the event he is subject to 280G excise tax.

Barry J. Cook.  In addition to the amounts listed below, Mr. Cook is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary	Termination in
			Termination	Connection with
			without	Change in
		Involuntary	Cause or	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	1,745,113	1,745,113	—	—	—
Consulting Fee Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Bonus Payment	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Continued Health Coverage(2)	—	—	7,442	7,442	—	—	—
Stock Option Awards(3)	—	—	—	—	1,329,075	1,329,075	—
280G Excise Gross-Up(4)	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Other(5)	—	—	75,050	75,050	—	—	—

Total	—	—	1,827,605	1,827,605	1,329,075	1,329,075	—

(1)	Mr. Cook will receive a lump sum equal to annual salary (including our contribution to his retirement plan, which Mr. Cook has elected to receive as salary) for the remainder of the service agreement term in the event of involuntary termination without Cause, termination for Good Reason, or termination without Cause or for Good Reason in connection with a Change in Control. The values included in the table above relating to cash severance payments are the total amount, with no discount.

(2)	Mr. Cook will receive medical coverage for the remainder of the service agreement term in the event of involuntary termination without Cause, termination for Good Reason, termination without Cause or for Good Reason in connection with a Change in Control.

(3)	All option grants vest if Mr. Cook’s employment is terminated in the event of Disability or Death. Amounts in the table above represent the intrinsic value of unvested options as of December 29, 2006 that have accelerated vesting upon the termination event.

(4)	Mr. Cook is not subject to 280G excise tax as a resident of the United Kingdom.

(5)	Mr. Cook will receive benefits including a car allowance and insurance and credit card fees for the remainder of the service agreement term in the event of involuntary termination without Cause, termination for Good Reason, termination without Cause or for Good Reason in connection with a Change in Control.

Compensation of Directors

2006 Non-Employee Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2006. We also reimburse our directors for travel, lodging and related expenses incurred in attending Board or Committee meetings.

	Fees Earned or				All Other
	Paid in Cash		Option Award		Compensation	Total
Name	($)		($)		($)	($)

Patrick B. Collins(1)	125,000	(2)	71,160	(3)	—	196,160
James R. Crane(4)	51,750		71,160	(3)	—	122,910
J. Robert Dickerson(5)	48,750		71,160	(3)	—	119,910
Walter M. Duer(6)	122,000	(2)	120,477	(3)	—	242,477
James C. Flagg, Ph.D.(7)	156,500	(2)	71,160	(3)	—	227,660
Allan W. Fulkerson(8)	47,000		71,160	(3)	—	118,160
Walter J. Lack(9)	47,000		—		—	47,000
Michael A. F. Roberts(10)	65,250		71,160	(3)	—	136,410

(1)	At December 31, 2006, Mr. Collins had 87,500 options outstanding of which 75,000 were exercisable. In addition, 12,500 options vested and became exercisable on January 5, 2007.

(2)	Each of Messrs. Collins, Duer and Flagg served on the Special Committee that reviewed our option granting practices for which they received compensation of $69,000, $69,000 and $91,500 respectively.

(3)	In January 2006, each Non-management and Independent Director serving at that time received an option to purchase 12,500 shares of our common stock at an exercise price of $30.85 per share under our 2004 Flexible Incentive Plan. The total for Mr. Duer also includes $49,317 from his grant when he joined our Board in 2004.

(4)	At December 31, 2006, Mr. Crane had 31,250 options outstanding of which 18,750 were exercisable. In addition, 12,500 options vested and became exercisable on January 5, 2007.

(5)	At December 31, 2006, Mr. Dickerson had 87,500 options outstanding of which 75,000 were exercisable. In addition, 12,500 options vested and became exercisable on January 5, 2007.

(6)	At December 31, 2006, Mr. Duer had 66,750 options outstanding of which 31,750 were exercisable. In addition, 12,500 options vested and became exercisable on January 5, 2007.

(7)	At December 31, 2006, Dr. Flagg had 85,000 options outstanding of which 72,500 were exercisable. In addition, 12,500 options vested and became exercisable on January 5, 2007.

(8)	At December 31, 2006, Mr. Fulkerson had 87,500 options outstanding of which 75,000 were exercisable. In addition, 12,500 options vested and became exercisable on January 5, 2007.

(9)	Mr. Lack resigned from our Board of Directors on November 8, 2006. At December 31, 2006, Mr. Lack had no options outstanding.

(10)	At December 31, 2006, Mr. Roberts had 83,750 options outstanding; of which 71,250 were exercisable. In addition, 12,500 options vested and became exercisable on January 5, 2007.

In 2006, we compensated our non-employee directors on the basis of meeting attendance for Board of Directors and Committee meetings. The following table sets forth the compensation for 2006:

	In-person	Teleconference
	Meeting ($)	Meeting ($)

Board of Directors	5,000	1,000
Audit Committee
Chair	3,000	1,500
Member	2,000	1,000
Compensation Committee
Chair	2,500	1,250
Member	1,500	750
Investment and Finance Committee
Chair	2,000	1,000
Member	1,000	500
Nominating and Corporate Governance
Chair	2,500	1,250
Member	1,500	750

In addition, in 2006, we had a Special Committee to oversee the review of our option granting practices for which the chairman was compensated $3,000 per meeting ($1,500 for telephonic meetings) and members were compensated $2,000 per meeting ($1,000 for telephonic meetings) and an M&A Committee for which the chair was compensated $2,500 per meeting ($1,250 for telephonic meetings) and members were compensated $1,500 per meeting ($750 for telephonic meetings).

2007 Non-Employee Director Compensation

For 2007, our non-employee directors will be compensated by a combination of retainers, meeting fees and a grant of restricted stock. Board members will receive retainers for serving on our Board as set forth in the following table:

Retainer
Position	($)

Board Member	75,000
Chairman and Lead Independent Director	75,000
Audit Committee Chairman	25,000
Compensation Committee Chairman	15,000
Nominating and Corporate Governance Committee Chairman	15,000
Investment and Finance Committee Chairman	15,000

Our non-employee directors will receive meeting fees as set forth in the following table:

	In-person	Teleconference
	Meeting ($)	Meeting ($)

Board of Directors	5,000	1,000
Committee Meeting	2,000	1,000

Our non-employee directors will also receive a grant of restricted stock in the amount of the number of shares determined by dividing $80,000 by the closing price of our common stock on the date of the Annual Meeting of Shareholders, which is generally held in May of each year.

PROPOSAL NUMBER 2 — ADOPTION OF THE 2007 INCENTIVE COMPENSATION PLAN

Upon recommendation of our Compensation Committee, the Board of Directors has adopted, subject to shareholder approval, the HCC Insurance Holdings, Inc. 2007 Incentive Compensation Plan, which is sometimes referred to in this proxy as the “2007 Plan.” The 2007 Plan is intended to advance our interests and those of our shareholders by identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain key executives who have outstanding skills and abilities and who achieve superior performance and by fostering accountability and teamwork. The following is a brief description of the 2007 Plan. The 2007 Plan provides for the granting of awards of incentive compensation that may be paid to a participant upon satisfaction of corporate performance goals and is intended to increase shareholder value. Our Board believes that the 2007 Plan will enhance our management’s efforts by focusing their attention on the achievement of goals the Board has determined to be important for our company.

Because of certain limitations under Section 162(m) of the Internal Revenue Code of 1986, as amended, compensation paid to any one of our Named Executive Officers in excess of $1 million for any year, unless such compensation qualifies as “performance-based” under Section 162(m), is generally not deductible by us for federal income tax purposes. Our Board believes that it is important (except in certain extenuating circumstances) to provide that cash bonuses paid to our executive officers are deductible by us for federal income tax purposes. Accordingly, we have structured the 2007 Plan to satisfy the requirements of Section 162(m) for “performance-based” compensation.

One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the compensation be paid pursuant to a plan that has been approved by our shareholders. If the 2007 Plan is not approved by our shareholders, under current law, all or a portion of certain annual bonuses payable to certain of our executive officers will not be deductible under Section 162(m) to the extent that (when combined with other non-exempt compensation) such bonus compensation causes non-exempt compensation to exceed the $1 million limit.

A copy of the 2007 Plan is attached as Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the 2007 Plan.

Description of the 2007 Incentive Compensation Plan

Eligibility

Participation in the 2007 Plan will be limited to our Chief Executive Officer and any other employee of ours whose compensation is potentially subject to the deductibility limitations of Section 162(m) who is designated by our Compensation Committee. Currently, there are five of our executive officers, including the Chief Executive Officer, eligible to participate in the 2007 Plan.

Administration

Our Compensation Committee will administer the 2007 Plan. The Compensation Committee has full power and authority to determine which eligible executives will receive awards under the plan, to set bonus targets, to determine the achievement of performance goals and the formula(e) for application in determining incentive payout, to interpret and construe the terms of the 2007 Plan and to make all determinations it deems necessary in the administration of the 2007 Plan.

Performance Goal

Under the terms of the 2007 Plan, the achievement of “Pre-tax Income” is the measure of performance to be used in the payment of bonuses under the plan. For purposes of the 2007 Plan, pre-tax income means, with respect to each fiscal year, our earnings before income taxes as reported in our audited consolidated financial statements, excluding (a) any losses from discontinued operations, (b) extraordinary gains and losses, as such items are specifically identified on such audited consolidated financial statements, and (c) the cumulative effect of accounting changes during the fiscal year.

Participation; Bonus Targets

Our Compensation Committee will designate those employees who are to be participants in the 2007 Plan for each year and will specify the terms and conditions for the determination of an annual bonus, including the individual payout formula, for each such individual. Such determinations shall be made prior to the latest date that will not jeopardize incentive awards under the 2007 Plan from being characterized as performance-based compensation under Section 162(m). The maximum annual bonus payable under the 2007 Plan to any participant for any fiscal year is 1% of the pre-tax income for that fiscal year. In the event our financial results are restated downward, which restatement results in the maximum bonus payable being less that the amount actually paid in a given year, the recipient of any overpayment will be required to repay the overpayment.

Determination of Annual Bonuses

After the end of each fiscal year, the Compensation Committee shall determine the achievement of pre-tax income, if any, and the amount of the annual bonus to be paid to each participant for such fiscal year. In determining that amount, the Compensation Committee will apply the payout formula established at the beginning of the year to the amount of pre-tax income achieved; provided that the Compensation Committee may consider any other objective or subjective factors it deems appropriate and may reduce the amount of, or eliminate altogether, any annual bonus that would otherwise be payable.

Bonus Payments and Deferrals

Except to the extent deferred under a deferred compensation plan adopted by or under an agreement entered into with us, annual bonuses will be paid in cash on or prior to March 15 of the year following the year with respect to which the bonus relates. Any payments of awards or deferrals, if any, must comply with Section 409A of the Code.

Termination; Amendment

If the 2007 Plan is approved by the shareholders, it will be effective for 2007 and will continue in effect until terminated. The Compensation Committee, however, may terminate the 2007 Plan at any time. In addition, the Compensation Committee may amend the Annual Plan from time to time as it deems advisable, except that, no amendment shall be effective prior to approval by our shareholders to the extent that such approval is required by Section 162(m) or is otherwise required by law.

New Plan Benefits

As noted above, the maximum annual bonus payable under the 2007 Plan to each participant for any year is 1% of the pre-tax income for that fiscal year. Because the payment of an annual bonus for any year is subject to the number of eligible individuals chosen for participation and the relative percentage of pre-tax income attributable to each participant and further subject to reduction by the Compensation Committee on a discretionary basis, we cannot determine the amounts that will be payable or allocable for fiscal year 2007 or in the future. As such, we have omitted the tabular disclosure of amounts that may be received under the 2007 Plan.

Our Board of Directors recommends a vote FOR the 2007 Plan. Your Proxy will be so voted unless you specify otherwise.

PROPOSAL NUMBER 3 — RATIFICATION OF OUR AUDITOR FOR 2007

Our Audit Committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm to examine our consolidated financial statements for the year ending December 31, 2007. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our principal independent registered public accounting firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at anytime during the year if it determines that such change would be in our best interests and in the best interests of our shareholders.

PricewaterhouseCoopers LLP’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our shareholders.

Our Board of Directors recommends that our shareholders vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Your Proxy will be so voted unless you specify otherwise.

Fees Paid to PricewaterhouseCoopers LLP

Audit Fees

During the years ended December 31, 2006 and 2005, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements and statutory financial statements of our insurance company subsidiaries, actuarial certifications, review of our interim financial statements, review of our systems of internal control over financial reporting and other professional services related to SEC registration statements were $3,500,000 and $3,200,000, respectively.

Audit-Related Fees

The aggregate fees billed for the years ended December 31, 2006 and 2005 for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements but not reportable as Audit Fees were $678,000 and $37,000, respectively. Audit-related fees in 2006 were primarily related to our review of our past option granting practices and in 2005 were primarily for services related to regulatory examinations.

Tax Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the years ended December 31, 2006 and 2005 were $247,000 and $246,000, respectively. Tax fees in 2006 and 2005 included professional services for preparation of selected domestic and foreign tax returns for us and our subsidiaries and advice with respect to domestic and international tax issues related to tax return compliance and acquisition and disposition of subsidiaries.

All Other Fees

The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP not reportable as Audit Fees, Audit-Related Fees or Tax Fees for the years ended December 31, 2006 and 2005 were $4,000 and $3,200, respectively. Such fees related to licenses for electronic databases.

The services provided by PricewaterhouseCoopers LLP described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above, were approved by the Audit Committee according to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has determined the rendering of the above-mentioned non-audit services by

PricewaterhouseCoopers LLP was compatible with maintaining our independent registered public accounting firm’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy provides that our independent registered public accounting firm may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee is required to pre-approve all auditing services and non-audit services that are provided to us. If the Audit Committee approves an audit service within the scope of the engagement of the independent registered public accounting firm, such audit service will be deemed to have been pre-approved.

Committee pre-approval is not required under the policies of the Audit Committee for non-audit services provided by the independent registered public accounting firm if the aggregate amount of all such non-audit services provided to HCC constitutes not more than the 5% of the total amount of revenues paid by us to the independent registered public accounting firm during the fiscal year in which such non-audit services are provided, such non-audit services were not recognized by us at the time of the independent registered public accounting firm’s engagement to be non-audit services, and such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approval of non-audit services. However, the decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Audit Committee for its approval at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three Independent Directors and acts under a written charter adopted by the Board of Directors. During 2006 and currently, the Audit Committee consisted of Mr. Collins, Mr. Duer and Dr. Flagg (Chairman).

The Audit Committee is responsible for overseeing HCC’s financial reporting process on behalf of the Board of Directors. The Audit Committee has the sole responsibility for the appointment and retention of HCC’s independent registered public accounting firm and the approval of all audit and other engagement fees. The Audit Committee meets periodically with management, the internal auditors and the independent registered public accounting firm regarding accounting policies and procedures, audit results and internal accounting controls. The internal auditors and the independent registered public accounting firm have free access to the Audit Committee, without management’s presence, to discuss the scope and results of their audit work.

HCC’s management is primarily responsible for its financial statements and the quality and integrity of the reporting process, including establishing and maintaining systems of internal control over financial reporting and assessing the effectiveness of those controls. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing those financial statements and for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America and expressing an opinion on management’s annual assessment of internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2006 and management’s report of the effectiveness of HCC’s system of internal control over financial reporting with HCC’s management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from HCC and HCC’s management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has received from PricewaterhouseCoopers LLP the written disclosure required by Standard No. 1. The Audit Committee has considered the compatibility of non-audit services, primarily tax and merger and acquisition activities.

PricewaterhouseCoopers LLP audited the financial records of HCC and its subsidiaries for the year ended December 31, 2006 and has served as HCC’s independent registered public accounting firm since 1987. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In reliance on its review of the audited financial statements, the review of the report of management on the effectiveness of HCC’s internal control over financial reporting, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in HCC’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Submitted by the Audit Committee:

James C. Flagg, Ph.D., Chairman
Patrick B. Collins
Walter M. Duer

PROPOSAL NUMBER 4 — SHAREHOLDER PROPOSAL

We expect the following proposal to be presented for consideration at our 2007 Annual Meeting of Shareholders. We will provide information regarding the name, address and holdings of the proponent and co-sponsor of the attached proposal to shareholders promptly upon receiving an oral or written request. Following SEC rules, other than minor formatting changes, we are reprinting this proposal and supporting statement as it was submitted to us. We take no responsibility for the contents of the proposal or the supporting statement.

SEXUAL ORIENTATION

Submitted by William C. Thompson, Jr., Comptroller, City of New York, on behalf of the
Boards of Trustees of the New York City Pension Funds

WHEREAS, corporations with non-discrimination policies relating to sexual orientation have a competitive advantage to recruit and retain employees from the widest talent pool;

Employment discrimination on the basis of sexual orientation diminishes employee morale and productivity;

The company has an interest in preventing discrimination and resolving complaints internally so as to avoid costly litigation and damage its reputation as an equal opportunity employer;

Atlanta, Seattle and Los Angeles, and San Francisco have adopted legislation restricting business with companies that do not guarantee equal treatment for lesbian and gay employees and similar legislation is pending in other jurisdictions;

The company has operations in and makes sales to institutions in states and cities which prohibit discrimination on the basis of sexual orientation;

A recent National Gay and Lesbian Taskforce study has found that 16%-44% of gay men and lesbians in twenty cities nationwide experienced workplace harassment or discrimination based on their sexual orientation;

National public opinion polls consistently find more than three-quarters of the American people support equal rights in the workplace for gay men, lesbians, and bisexuals;

A number of Fortune 500 corporations have implemented non-discrimination policies encompassing the following principles:

1) Discrimination based on sexual orientation and gender identity will be prohibited in the company’s employment policy statement.

2) The non-discrimination policy will be distributed to all employees.

3) There shall be no discrimination based on any employee’s actual or perceived health condition, status, or disability.

4) There shall be no discrimination in the allocation of employee benefits on the basis of sexual orientation or gender identity.

5) Sexual orientation and gender identity issues will be included in corporate employee diversity and sensitivity programs.

6) There shall be no discrimination in the recognition of employee groups based on sexual orientation or gender identity.

7) Corporate advertising policy will avoid the use of negative stereotypes based on sexual orientation or gender identity.

8) There shall be no discrimination in corporate advertising and marketing policy based on sexual orientation or gender identity.

9) There shall be no discrimination in the sale of goods and services based on sexual orientation or gender identity, and

10) There shall be no policy barring on corporate charitable contributions to groups and organizations based on sexual orientation.

RESOLVED:  The Shareholders request that management implement equal employment opportunity policies based on the aforementioned principles prohibiting discrimination based on sexual orientation and gender identity.

STATEMENT:  By implementing policies prohibiting discrimination based on sexual orientation and gender identity, the Company will ensure a respectful and supportive atmosphere for all employees and enhance its competitive edge by joining the growing ranks or companies guaranteeing equal opportunity for all employees.

OUR BOARD OF DIRECTORS’ STATEMENT IN
OPPOSITION TO THIS PROPOSAL

We are an equal opportunity employer. We are committed to conducting our business in full compliance with all applicable equal employment opportunity laws and regulations. We are committed to maintaining a workplace free of unlawful discrimination based on color, race, sex, national origin, religion, age, veteran status, disability, or any other basis protected by Federal, state, or local law. We have written policies and codes of conduct that have been implemented and adopted and that require fair treatment of all employees in accordance with applicable laws and regulations. This policy applies to all employees, including supervisors and non-supervisory employees. Consequently, we believe that our current policies adequately demonstrate our longstanding commitment to nondiscrimination and that the proposal is unnecessary.

Our Board of Directors unanimously recommends that our shareholders vote “AGAINST” the proposal. Your Proxy will be so voted unless you specify otherwise.

OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Shareholders. If any other matter shall properly come before the annual meeting, the persons named in this Proxy Statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings including this Proxy Statement, in whole or in part, the report of the Compensation Committee and the report of the Audit Committee included in this Proxy Statement shall not be incorporated by reference to any such filings.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented for consideration at the 2008 Annual Meeting of Shareholders and to be included in our Proxy Statement for such meeting must be in proper form and received by our Secretary at HCC’s principal executive offices by the close of business on December 15, 2007. We recommend that a proponent submit any proposal by Certified Mail — Return Receipt Requested and that all proposals should be sent to the attention of the Secretary.

Shareholder proposals submitted outside of the procedure set forth above, including nominations for directors, must be mailed to James L. Simmons, Secretary, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094, and must be received by the Secretary on or before February 28, 2008. If the proposal is received after that date, our proxy for the 2008 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2008 Annual Meeting.

Nothing in this section shall be deemed to require us

•	to permit presentation of a shareholder proposal or

•	to include in our proxy materials relating to our 2008 annual meeting any shareholder proposal that does not meet all of the requirements for such presentation or inclusion contained in our Bylaws and/or state and federal securities laws and regulations in effect at that time.

Form 10-K

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, including the consolidated financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to L. Byron Way, Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request therefore addressed to Mr. Way.

EACH SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT THE PROXY BY TELEPHONE OR USING THE INTERNET. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

James L. Simmons,
Secretary

April 13, 2007

Appendix A

HCC Insurance Holdings, Inc.
2007 Incentive Compensation Plan

SECTION 1

OBJECTIVE

The objective of this HCC Insurance Holdings, Inc. 2007 Incentive Compensation Plan (the “Plan”) is to attract and retain the best available executive personnel and key employees to be responsible for the management, growth and success of the business, and to provide an incentive for such individuals to exert their best efforts on behalf of the Company and its shareholders. It is also intended that all Actual Awards (as defined in Section 2.1) payable or provided for under this Plan be considered “performance-based compensation” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and this Plan will be interpreted accordingly.

SECTION 2

DEFINITIONS

The following words and phrases, when used herein, shall have the following meanings unless a different meaning is plainly required by the context:

2.1  “Actual Award” means, as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period or a portion thereof. An Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.3 to reduce or eliminate the award otherwise determined by the Payout Formula.

2.2  “Beneficiary” means the person(s) or entity(ies) designated to receive payment of an Actual Award in the event of a Participant’s death in accordance with Section 4.4 of the Plan. The Beneficiary designation shall be effective when it is submitted in writing to and acknowledged by the Committee during the Participant’s lifetime on a Beneficiary designation form provided by the Committee. The submission of a new Beneficiary designation form shall cancel all prior Beneficiary designations.

2.3  “Board” means the Board of Directors of HCC Insurance Holdings, Inc.

2.4  “Code” means the Internal Revenue Code of 1986, as amended, and including the regulations promulgated pursuant thereto.

2.5  “Committee” means the Compensation Committee of the Board of Directors of the Company, which shall consist of two or more members of the Board. The members of the Committee shall be non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time, as promulgated under that Act, and outside directors within the meaning of Code section 162(m). Notwithstanding the foregoing, the failure of a Committee member to qualify as an “outside director” shall not invalidate the payment of any Actual Award under the Plan.

2.6  “Company” means HCC Insurance Holdings, Inc., a Delaware corporation, and its groups, divisions, and subsidiaries.

2.7  “Determination Date” means as to any Performance Period, (a) the first day of the Performance Period, or (b) if later, the latest date possible that will not jeopardize any Actual Awards for that Performance Period from being performance-based compensation under Code section 162(m).

2.8  “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.9  “Key Employee” means a person designated by the Committee as likely, with respect to a given fiscal year of the Company, to be the Chief Executive Officer of the Company or one of the other employees of the Company whose compensation potentially will be subject to the limitations on tax deductibility under Code section 162(m) for the fiscal year of the Company for which the payment of an Actual Award would otherwise be deductible by the Company for federal income tax purposes.

2.10  “Participant” means, as to any Performance Period, a Key Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.11  “Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.2(b) in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.12  “Performance Goal” means, with respect to a Performance Period, the Company’s achievement of Pre-tax Income.

2.13  “Performance Period” means the period consisting of one or more calendar years designated by the Committee during which the Performance Goal with respect to a Target Award must be satisfied in order for such Target Award or a portion thereof to be payable. There may be overlapping Performance Periods.

2.14  “Pre-tax Income” means that amount equal to the Company’s earnings before income taxes as reported in the Company’s audited consolidated financial statements, excluding (a) any losses from discontinued operations; (b) extraordinary gains and losses, as such items are specifically identified on such audited consolidated financial statements; and (c) the cumulative effect of accounting changes during the fiscal year.

2.15  “Retirement” means a Participant’s retirement in accordance with the Company’s retirement policies in effect at the time a Target Award is made hereunder.

2.16  “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, as determined by the Committee in accordance with Section 3.2(a), and such award shall be based on a percentage of the Company’s Pre-tax Income for such Performance Period.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATIONS OF AWARDS

3.1  Selection of Participants.  On or prior to the Determination Date for any Performance Period, the Committee, in its sole discretion, shall select the Key Employees who shall be Participants for the Performance Period. In selecting Participants, the Committee shall choose employees who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, a Key Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Performance Periods.

3.2  Determination of Target Awards.  On or prior to the Determination Date for a Performance Period, the Committee, in its sole discretion, shall establish in writing, with respect to each Participant for the Performance Period:

(a) the Target Award for the Participant; and

(b) the Payout Formula or Payout Formulae for purposes of determining the Actual Award (if any) payable to each Participant with respect to his Target Award. Each Payout Formula shall (i) be based on a comparison of actual performance to the Performance Goal, and (ii) provide for the payment of a Participant’s Actual Award if the Performance Goal for the Performance Period is achieved.

3.3  Determination of Actual Awards.  After the end of each Performance Period, the Committee shall determine the extent to which the Performance Goal has been achieved or exceeded and the Actual Award for each Participant for the Performance Period, and shall certify such determination in writing. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula.

3.4  Termination Prior to the Date the Actual Award for the Performance Period is Paid.  If a Participant terminates employment with the Company for any reason after the end of the applicable Performance Period but prior to the date the Actual Award for such Performance Period is paid, the Participant shall be entitled to the payment of the Actual Award for the Performance Period subject to reduction or elimination under Section 3.3 based on the circumstances surrounding such termination of employment.

3.5  Termination Prior to End of the Performance Period for Reasons other than Death, Disability or Retirement.  If a Participant terminates employment with the Company prior to the end of the applicable Performance Period for any reason other than death, Disability or Retirement, the Committee shall reduce the Participant’s Actual Award proportionately based on the date of termination (and subject to further reduction or elimination under Section 3.3 based on the circumstances surrounding such termination of employment).

3.6  Termination Prior to the End of the Performance Period Due to Death, Disability or Retirement.  If a Participant terminates employment with the Company prior to the end of the applicable Performance Period due to death, Disability or Retirement, the Participant (or in the case of the Participant’s death, the person who acquired the right to payment of the Actual Award pursuant to Section 4.4) shall be entitled to the payment of the Actual Award for the Performance Period, subject to reduction or elimination under Section 3.3.

3.7  Leave of Absence.  If a Participant is on a leave of absence at any time during a Performance Period, the Committee may reduce his or her Actual Award proportionately based on the duration of the leave of absence (and subject to further reduction or elimination under Section 3.3).

3.8  Maximum Benefit.  Notwithstanding anything herein to the contrary, the total amount of all Actual Awards paid to a single Participant with respect to a Performance Period shall not exceed one percent (1%) of the Company’s Pre-tax Income for such Performance Period.

SECTION 4

PAYMENT OF AWARDS

4.1  Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2  Timing of Payment.  Payments under this Plan for a Performance Period are intended to qualify as short-term deferrals under Code section 409A and shall be made no later than March 15th immediately following the close of the Performance Period; provided, however, that any payment that is delayed after the applicable March 15th due to an unforeseeable event, as the term may be defined in regulations issued under Code section 409A shall be made as soon as practicable. Notwithstanding the foregoing, a Participant may elect to defer all or a portion of an Actual Award otherwise payable in accordance with this Section, if permitted pursuant to a deferred compensation plan adopted by, or an agreement entered into with, the Company or any of its subsidiaries.

4.3  Form of Payment.  Each Actual Award normally shall be paid in cash in a single lump sum.

4.4  Payment in the Event of Death.  If a Participant dies prior to the payment of an Actual Award earned by him or her for a prior Performance Period, the Actual Award shall be paid to the Participant’s Beneficiary. If a Participant fails to designate a Beneficiary or if each person designated as a Beneficiary predeceases the Participant or dies prior to payment of an Actual Award, then the Committee shall direct the payment of such Actual Award to the Participant’s estate.

4.5  Recovery of Payment in the Event of Restatement of Financial Results.  Notwithstanding any other provision of this Plan to the contrary, to the extent any of the Company’s Pre-tax Income amounts, as originally reported in any prior year’s audited consolidated financial statements, are subsequently restated downward in any subsequently-issued audited consolidated financial statements, thereby resulting in lower levels of achievement with respect to a Performance Goal for which an Actual Award was paid, the Committee shall determine the difference between what was previously paid to a Participant who received such an Actual Award and what should have been paid to such Participant based upon the Company’s restated consolidated financial results (the “Overpayment”), and the Committee shall recover the Overpayment from the Participant, who shall promptly repay the Overpayment to the Company.

SECTION 5

ADMINISTRATION

5.1  Committee.  The Plan shall be administered by the Committee.

5.2  Committee Authority.  The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law.

5.3  Indemnification Of Committee.  No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each officer or employee of the Company acting with it or on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

5.4  Tax Withholding.  The Company shall withhold all applicable taxes required by law to be withheld from any payment, including any non-U.S., federal, state, and local taxes.

5.5  Determinations.  All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

SECTION 6

MISCELLANEOUS PROVISIONS

6.1  Non-transferability.  A Participant’s rights under this Plan will not be assignable, transferable, pledged, hedged or in any manner alienated, whether by operation of law or otherwise, except as a result of death or incapacity where such rights are passed pursuant to a will or by operation of law. Any assignment, transfer, pledge, or other disposition in violation of the provisions of this Section 6.1 will be null and void.

6.2  No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employment of the Company.

6.3  No Effect On Benefits.  Actual Awards will constitute special discretionary incentive payments to the Participants and will not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company specifically provides otherwise.

6.4  Governing Law.  The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code, shall be governed by the law of the State of Delaware and construed in accordance therewith.

6.5  Unfunded Plan.  The Plan shall be unfunded. The Company may maintain bookkeeping accounts with respect to Participants who are entitled to awards under the Plan, but such accounts shall be used merely for bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by interests in awards nor shall the Plan be construed as providing for any such segregation.

6.6  Binding Effect.  This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

6.7  Construction of Plan.  The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

6.8  Integrated Plan.  This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

6.9  Right of Offset.  The Company will have the right to offset against the obligation to pay an amount to any Participant, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans or amounts repayable to it pursuant to housing, automobile or other employee programs) such Participant then owes to the Company.

6.10  Application of Code Section 409A.  Notwithstanding any other provision of this Plan to the contrary, the Company, in its sole discretion and without a Participant’s consent, may amend or modify the Plan in any manner to provide for the application and effects of Code section 409A (relating to deferred compensation arrangements) and any related regulatory or administrative guidance issued by the Internal Revenue Service. The Company shall have the authority to delay the payment of any benefits described under the Plan to the extent it deems necessary or appropriate to comply with Code section 409A(a)(2)(B)(i) (relating to payments made to certain “key employees” of certain publicly-traded companies) and in such event, any such payments to which a Participant would otherwise be entitled during the six-month period immediately following his or her separation from service will be paid on the first business day following the expiration of such six-month period.

SECTION 7

AMENDMENT, ADJUSTMENT AND TERMINATION

7.1  Amendment and Termination.  The Committee may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code section 162(m), any such amendment shall be subject to shareholder approval.

7.2  Code Section 162(m) Compliance.  In the event that Code section 162(m) requires that any special terms, provisions or conditions be included in the Plan in order for an Actual Award to constitute “performance-based compensation,” within the meaning of Code section 162(m), then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan, and notwithstanding any provision in Section 7 to the contrary, the Plan, and if applicable, the terms of any grant to a Participant under the Plan, shall be reformed in such manner as the Committee determines is appropriate for an Actual Award to constitute “performance-based compensation,” within the meaning of Code section 162(m).

SECTION 8

EFFECTIVE DATE

Subject to shareholder approval of the Plan, this Plan shall be effective for Performance Periods beginning on or after January 1, 2007, and shall continue thereafter until the Plan is terminated. The material terms of this Plan shall be disclosed to the shareholders of the Company for approval in accordance with Code section 162(m). Any Target Awards established prior to shareholder approval of the Plan shall be contingent upon shareholder approval of the Plan.

ANNUAL MEETING OF SHAREHOLDERS OF
HCC INSURANCE HOLDINGS, INC.
May 10, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
      ■     21033300000000000000    1                                                                    051007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1,
“FOR” PROPOSAL 2, “FOR PROPOSAL 3, AND “AGAINST” PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors: To elect the following Directors to serve for one-year terms of office ending at the Annual Meeting of Shareholders in the year 2008, or until their successors are duly elected and qualified.					2.	Approve 2007 Incentive Compensation Plan.	☐	☐	☐
		NOMINEES:			3.	Ratify the appointment of PricewaterhouseCooper, LLP as auditors for 2007.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Frank J. Bramanti Patrick B. Collins James R. Crane J. Robert Dickerson Walter M. Duer Edward H. Ellis, Jr. James C. Flagg Allan W. Fulkerson John N. Molbeck, Jr. Michael A. F. Roberts		4.	Shareholder proposal regarding sexual orientation and gender identify.	☐	☐	☐
					5.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of HCC Insurance Holdings, Inc. for the fiscal year ended December 31, 2006

INSTRUCTION:To withhold authority to vote for any individual nominee(s),mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●
When properly executed, this proxy will be voted as designated herein by the undersigned. If no choice is specified, the proxy will be voted “FOR” the election of all nominees for Director listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “AGAINST” Proposal 4, and , according to the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HCC INSURANCE HOLDINGS, INC.
Annual Meeting of Shareholders - To Be Held May 10, 2007
THIS BOARD OF DIRECTORS SOLICITS THIS PROXY
      The undersigned hereby constitutes and appoints Frank J. Bramanti and James L. Simmons, and each of them, acting in the absence of others, as proxies of the undersigned, with full power of substitution in the premises to each of them, to appear and vote, as designated herein, all shares of the common stock of HCC Insurance Holdings, Inc. held of record by the undersigned on April 2, 2007 at the Annual Meeting of Shareholders to be held at the St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027 on May 10, 2007, at 9:00 a.m., Houston time, and at any and all postponements or adjournments thereof.
(Continued and to be signed on the reverse side.)
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14475  ■

ANNUAL MEETING OF SHAREHOLDERS OF
HCC INSURANCE HOLDINGS, INC.
May  10, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê
■    21033300000000000000    1                                                                                051007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1,
“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “AGAINST” PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors: To elect the following Directors to serve for one-year terms of office ending at the Annual Meeting of Shareholders in the year 2008, or until their successors are duly elected and qualified.				2.	Approve 2007 Incentive Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
:
		NOMINEES:			3.	Ratify the appointment of PricewaterhouseCoopers, LLP as auditors for 2007.	☐	☐	☐
:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Frank J. Bramanti Patrick B. Collins James R. Crane J. Robert Dickerson Walter M. duer Edward H. Ellis, Jr. James C. Flagg Allan W. Fulkerson John N. Molbeck, Jr. Michael A.F. Roberts		4.	Shareholder proposal regarding sexual orientation and gender identity.	☐	☐	☐
					5.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of HCC Insurance Holdings, Inc. for the fiscal year ended December 31, 2006.

INSTRUCTION:To withhold authority to vote for any individual nominee(s),mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●
When properly executed, this proxy will be voted as designated herein by the undersigned. If no choice is specified, the proxy will be voted “FOR” the election of all nominees for Director listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, and “AGAINST” Proposal 4, and , according to the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any and all postponemen ts or adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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